                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER


                          dated as of November 10, 1999


                                  by and among


                              QUEST SOFTWARE, INC.,


                     QUEST ACQUISITION CORPORATION II, INC.


                                       AND


                             FOGLIGHT SOFTWARE, INC.

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

                                TABLE OF CONTENTS

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                                                                                                                PAGE
                                                                                                                ----
ARTICLE I THE MERGER..............................................................................................1
         1.1      Merger; Effective Time of the Merger............................................................1
         1.2      Closing.........................................................................................1
         1.3      Effective Time..................................................................................1
         1.4      Effect of the Merger............................................................................1
         1.5      Tax-Free Reorganization.........................................................................2

ARTICLE II EFFECT OF THE MERGER; EXCHANGE OF CERTIFICATES.........................................................2
         2.1      Effect on Capital Stock.........................................................................2
         2.2      Appraisal Rights................................................................................6
         2.3      Surrender of Foglight Capital Stock Certificates and Delivery of Quest
                  Common Stock Certificates.......................................................................6
         2.4      No Further Ownership Rights in Foglight Capital Stock...........................................7
         2.5      Lost, Stolen or Destroyed Certificates..........................................................8
         2.6      Exemption from Registration; California Permit..................................................8
         2.7      Escrow Agreement................................................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF Foglight............................................................8
         3.1      Corporate Existence, Good Standing and Authority................................................9
         3.2      Capitalization..................................................................................9
         3.3      Subsidiaries...................................................................................11
         3.4      Financial Statements...........................................................................11
         3.5      Absence of Certain Changes.....................................................................11
         3.6      Properties.....................................................................................13
         3.7      Accounts Receivable............................................................................14
         3.8      Indebtedness...................................................................................14
         3.9      Litigation.....................................................................................14
         3.10     No Breach......................................................................................14
         3.11     Employees and Employee Benefit Plans...........................................................15
         3.12     Insurance......................................................................................17
         3.13     Contracts and Permits..........................................................................18
         3.14     Charter Documents..............................................................................20
         3.15     Directors, Officers and Employees..............................................................20
         3.16     Powers of Attorney; Bank Accounts..............................................................20
         3.17     Environmental Matters..........................................................................20
         3.18     Affiliate Relationships........................................................................21
         3.19     No Termination of Business Relationship........................................................21
         3.20     Compliance with Law, Governmental Consent......................................................21
         3.21     Consents of Non-Governmental Third Parties; Third Party Interests..............................22
         3.22     Patents, Trademarks, Intellectual Property Rights, etc.........................................22
         3.23     Employees......................................................................................24
         3.24     Brokers or Finders.............................................................................24

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                          TABLE OF CONTENTS (Continued)

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
         3.25     Taxes..........................................................................................24
         3.26     No Undisclosed Liabilities.....................................................................25
         3.27     Change of Control Payments.....................................................................25
         3.28     Workers' Compensation..........................................................................26
         3.29     Year 2000 Compliant............................................................................26
         3.30     Warranty Obligations...........................................................................26
         3.31     Foglight Action................................................................................26
         3.32     [Intentionally Deleted.].......................................................................27
         3.33     Information Statement..........................................................................27
         3.34     Voting Agreement...............................................................................27
         3.35     Valid Transfer of Title to Assets..............................................................27
         3.36     Cupertino National Bank Right..................................................................27
         3.37     Disclosure.....................................................................................28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF Quest AND SUB.......................................................29
         4.1      Organization and Standing; Articles and Certificate of Incorporation and Bylaws................29
         4.2      Capitalization.................................................................................29
         4.3      Authorization..................................................................................29
         4.4      Compliance with Other Instruments..............................................................30
         4.5      Governmental Consent, etc......................................................................30
         4.6      SEC Documents; Quest Financial Statements......................................................30
         4.7      Litigation.....................................................................................31

ARTICLE V CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS................................31
         5.1      Conduct of Business of Foglight................................................................31
         5.2      Access to Information..........................................................................34
         5.3      Other Negotiations; Promissory Note............................................................34
         5.4      Breach of Representations and Warranties.......................................................34
         5.5      Brokerage Fee and Excess Transaction Expenses and Excess Liabilities...........................34
         5.6      Public Announcements...........................................................................35
         5.7      Escrow Agreement...............................................................................35
         5.8      FIRPTA.........................................................................................35
         5.9      Regulatory Filings; Consents; Reasonable Efforts...............................................35
         5.10     NMS Listing....................................................................................36
         5.11     Preparation of Information Statement; Foglight Board Recommendation............................36
         5.12     Stock Options..................................................................................36
         5.13     Consents of PriceWaterhouseCoopers.............................................................37
         5.14     Consents.......................................................................................37
         5.15     Best Efforts...................................................................................37
         5.16     Employment Agreements..........................................................................37
         5.17     Employment; Quest Employee Benefit Plans and Quest Option Grants...............................38
         5.18     Tax Consequences...............................................................................38

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                          TABLE OF CONTENTS (Continued)

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
ARTICLE VI CONDITIONS PRECEDENT..................................................................................38
         6.1      Conditions to Each Party's Obligation to Effect the Merger.....................................38
         6.2      Conditions of Obligations of Quest and Sub.....................................................39
         6.3      Conditions of Obligations of Foglight..........................................................41

ARTICLE VII TERMINATION..........................................................................................42
         7.1      Termination....................................................................................42

ARTICLE VIII INDEMNIFICATION AND ESCROW FUND.....................................................................44
         8.1      Indemnity and Escrow Fund......................................................................44
         8.2      Escrow Period..................................................................................44
         8.3      Claims Upon Escrow Fund........................................................................44
         8.4      Objections to Claims...........................................................................45
         8.5      Attempt to Resolve Conflicts; Arbitration......................................................45
         8.6      Stockholders' Agent............................................................................46
         8.7      Actions of the Stockholders' Agent.............................................................47
         8.8      Third-Party Claims.............................................................................47
         8.9      Limitations....................................................................................47
         8.10     Exclusivity....................................................................................48

ARTICLE IX GENERAL PROVISIONS....................................................................................48
         9.1      Survival of Representations, Warranties and Agreements.........................................48
         9.2      Amendment......................................................................................48
         9.3      Extension; Waiver..............................................................................48
         9.4      Notices and Consents...........................................................................49
         9.5      Interpretation.................................................................................50
         9.6      Counterparts...................................................................................50
         9.7      Entire Agreement...............................................................................50
         9.8      No Transfer....................................................................................50
         9.9      Severability...................................................................................50
         9.10     Other Remedies.................................................................................51
         9.11     Further Assurances.............................................................................51
         9.12     Absence of Third-Party Beneficiary Rights......................................................51
         9.13     Mutual Drafting................................................................................51
         9.14     Governing Law..................................................................................51
         9.15     Specific Performance...........................................................................51

EXHIBITS

Exhibit 3.31      Voting Agreement
Exhibit 5.7       Escrow Agreement
Exhibit 6.2(g)    Form of Noncompetition Agreement
Exhibit 8.1       Additional Indemnifiable Items

SCHEDULES

Foglight Disclosure Schedule
Quest Disclosure Schedule
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                                      iii

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is dated as of November 10, 1999 among QUEST SOFTWARE, INC., a California corporation ("Quest"), QUEST ACQUISITION CORPORATION II, INC., a Delaware corporation and a wholly-owned subsidiary of Quest ("Sub"), and FOGLIGHT SOFTWARE, INC., a Delaware corporation (for purposes of this Agreement, "Foglight" shall include Foglight during the time it was known as Resolute Software, Inc.).

         INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and mutual covenants and agreements contained herein, Quest, Sub and Foglight hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 Merger; Effective Time of the Merger. Upon the terms and conditions hereinafter set forth and in accordance with the Delaware General Corporation Law ("DGCL"), at the Effective Time (as defined in Section 1.3 below), Sub shall be merged with and into Foglight (the "Merger"), and thereupon, the separate existence of Sub shall cease and Foglight, as the Surviving Corporation (as defined in Section 1.4 below), shall continue to exist under and be governed by the DGCL.

         1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California 92618, as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VI or at such other location, time or date as may be agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective Time. As soon as practicable after all of the conditions set forth in Article VI are satisfied or waived, the parties hereto shall cause a Certificate of Merger (or like instrument) and any other appropriate documentation ("Certificates of Merger") meeting the requirements of Section 252 of the DGCL to be properly executed and filed in accordance with the DGCL on the Closing Date. The Merger shall become effective at the time of acceptance by the Secretary of State of the State of Delaware of such filing in accordance with the DGCL, or at such other time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

         1.4 Effect of the Merger. At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Foglight (Foglight and Sub are sometimes referred to herein as the "Constituent Corporations," and Foglight, after giving effect to the Merger, is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation; (iii) the Bylaws of Sub shall be the Bylaws of the Surviving Corporation; (iv) the directors and officers of Sub shall be the directors and officers of the Surviving Corporation; and (v) the Merger shall have all the effects provided by the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions and duties of each of the Constituent Corporations.

         1.5 Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
                 EFFECT OF THE MERGER; EXCHANGE OF CERTIFICATES

         2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Quest, Sub and Foglight or any holder of any capital stock of Foglight:

             (a) Conversion of Foglight Capital Stock. Subject to the terms and conditions of this Agreement, including, without limitation, the expense provisions set forth in Section 5.5 hereof and the escrow provisions set forth in Section 2.7 and Article VIII hereof, each share of Preferred Stock of Foglight ("Foglight Preferred Stock") and each share of Common Stock of Foglight ("Foglight Common Stock") that is issued and outstanding immediately prior to the Effective Time (the Foglight Preferred Stock and Foglight Common Stock are collectively referred to herein as the "Foglight Capital Stock") will be converted, without any required action on the part of the holder thereof, into a right to receive a fraction of a share of Quest Common Stock (the Common Stock of Quest shall be referred to herein as the "Quest Common Stock") equal to the "Exchange Ratio"; provided, that shares of Foglight Capital Stock, if any, for which the holder has perfected appraisal rights under Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive any shares of Quest Common Stock, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the applicable provisions of the DGCL.

             (b) Exchange Ratio. In the event that every share of Foglight Preferred Stock has been converted into Foglight Common Stock as of the Effective Time, the "Exchange Ratio" shall be determined by dividing

                 (i) a number of shares of Quest Common Stock equal to (A) the Aggregate Number of Quest Shares (as defined below) less (B) the aggregate number of shares of Quest Common Stock equal to the quotient obtained by dividing (1) an amount equal to the sum of any Excess Liabilities (as defined below), plus any Excess Transaction Expenses (as defined below), plus one-half of any outstanding principal and accrued and unpaid interest under that certain Promissory Note held by Capital Technologies Integration Inc. dated March 16, 1998 in the aggregate principal amount of $1,500,000, plus $556,000, by (2) the Average Share Price (as defined in Section 2.1(g) below) (the number of shares determined pursuant to this clause (b)(i) shall be referred to as the "Quest Merger Shares"); by

                 (ii) the sum of (A) the total number of shares of Foglight Capital Stock issued and outstanding at the Effective Time, plus (B) the number of shares of Foglight

         Capital Stock that are issuable upon exercise for cash of all stock options, warrants and any other rights to purchase Foglight Capital Stock issued and outstanding immediately prior to the Effective Time, whether or not such options, warrants or other rights are then exercisable.

                 In the event that any shares of Foglight Preferred Stock have not been converted into Foglight Common Stock as of the Effective Time,

                 (a) the "Exchange Ratio" applicable to each share of Foglight Preferred Stock shall be determined as follows:

                     (1) for each share of Foglight Series A Preferred Stock
                 only, the Exchange Ratio shall equal that fraction of a share of Quest Common Stock that is equivalent in value, based on the closing price per share of Quest Common Stock on the Nasdaq National Market for the 30-day period ending three days prior to the Closing Date, to $1.040188 per share;

                     (2) for each share of Foglight Series B Preferred Stock
                 only, the Exchange Ratio shall equal that fraction of a share of Quest Common Stock that is equivalent in value, based on the closing price per share of Quest Common Stock on the Nasdaq National Market for the 30-day period ending three days prior to the Closing Date, to $3.23 per share; and

                     (3) for each share of Foglight Series C Preferred Stock
                 only, the Exchange Ratio shall equal that fraction of a share of Quest Common Stock that is equivalent in value, based on the closing price per share of Quest Common Stock on the Nasdaq National Market for the 30-day period ending three days prior to the Closing Date, to $2.6667 per share.

                 If the Quest Merger Shares shall be insufficient to permit the payment to holders of the Foglight Preferred Stock of their full preferential amounts described in this subsection (A), then, prior to and in preference to any distribution of the Quest Merger Shares to holders of Foglight Common Stock, all of the Quest Merger Shares shall be distributed ratably among the holders of the Foglight Preferred Stock based on the applicable preferential amounts described in this subsection (A).

                 (b) If there are any Quest Merger Shares remaining after the payment to the holders of the Foglight Preferred Stock of their full preferential amounts described above in Section 2.1(b)(A), then, for each share of Foglight Common Stock only, the "Exchange Ratio" shall equal

                     (1) that number of remaining Quest Merger Shares (after the payment of the preferential amounts for the Foglight Preferred Stock) divided by;

                     (2) the sum of (a) the total number of shares of Foglight
                 Common Stock issued and outstanding at the Effective Time, plus
                 (2) the number of shares of Foglight Common Stock that are issuable upon exercise for cash of all stock options, warrants and any other rights to purchase Foglight Common Stock issued and outstanding immediately prior to the Effective Time, whether or not such options, warrants or other rights are then exercisable.

         For purposes of this Agreement:

         "Aggregate Number of Quest Shares" means a number of shares of Quest Common Stock, determined as follows:

                     (i) if the Average Share Price is greater than $60.00 and
                 less than $80.00, the Aggregate Number of Quest Shares shall be equal to 1,300,000 shares of Quest Common Stock (the "Base Number");

                     (ii) if the Average Share Price is greater than or equal to
                 $40.00 and less than or equal to $60.00, the Aggregate Number of Quest Shares shall be equal to the sum of (A) the Base Number plus (B) a number of shares of Quest Common Stock equal to the product of (1) $60.00 minus the Average Share Price and
                 (2) 5,000;

                     (iii) if the Average Share Price is less than $40.00, the
                 Aggregate Number of Quest Shares shall be equal to 1,400,000;

                     (iv) if the Average Share Price is greater than or equal to
                 $80.00 and less than or equal to $100.00, the Aggregate Number of Quest Shares shall be equal to the difference between (A) the Base Number minus (B) an amount equal to the product of (1) the Average Share Price minus $80.00 and (2) 5,000; and

                     (v) if the Average Share Price is greater than $100.00, the
                 Aggregate Number of Quest Shares shall be equal to 1,200,000.

         "Excess Liabilities" means any and all liabilities for borrowed money and capital lease obligations of Foglight in excess of $3.5 million existing as of the Closing Date, including, without limitation, an amount equal to all outstanding principal and accrued and unpaid interest under the Promissory Notes as of the date immediately prior to the Closing Date, and the liabilities referred to in the line items on the September 30, 1999 Balance Sheet as "Leaseline-Short Term," "Notes Payable-Short Term," "Notes Payable-Long Term," and "Leaseline-Long Term."

         "Excess Transaction Expenses" means any and all Transaction Expenses of Foglight which exceed $200,000, excluding the Brokerage Fee (as defined in Section 5.5 hereof).

         "Promissory Notes" means the Promissory Note of Foglight dated October 20, 1999, held by Quest in the aggregate principal amount of $250,000 and the Promissory Note of Foglight to be issued to Quest in connection with an additional loan from Quest in the aggregate principal amount of $500,000 to be funded within seven days of the date of this Agreement.

         "Transaction Expenses" means any and all costs and expenses incurred by Foglight in connection with the Merger and this Agreement, including, without limitation, fees and expenses of legal counsel, financial and business advisors (excluding the Brokerage Fee) and accountants, Blue Sky qualification and hearing fees.

             (c) Stock Options. At the Effective Time, all then issued and outstanding stock options to purchase Foglight Capital Stock that by their terms survive the Closing shall be assumed by Quest in accordance with Section 5.12 hereof.

             (d) Foglight Warrants. Prior to the Effective Time, all then issued and outstanding warrants to acquire shares of Foglight Capital Stock ("Foglight Warrants") shall be exercised in full by the holder thereof. Any Foglight Warrants that remain unexercised at the Effective Time shall be cancelled.

             (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted accordingly to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Quest Common Stock and Foglight Capital Stock), reorganization, recapitalization or other like change with respect to Quest Common Stock and Foglight Capital Stock occurring after the date of this Agreement and prior to the Effective Time.

             (f) Fractional Shares. No fraction of a share of Quest Common Stock will be issued by virtue of the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Quest. In lieu of issuing fractional shares, each holder of shares of Foglight Capital Stock who would otherwise be entitled to a fraction of a share of Quest Common Stock (after aggregating all fractional shares of Quest Common Stock to be received by such holder) shall receive from Quest an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Share Price.

             (g) Capital Stock of Sub. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully-paid and non-assessable share of the Surviving Corporation's Common Stock.

             (h) Average Share Price. For purposes of this Agreement, the term "Average Share Price" shall mean the per share average of the closing prices of one share of Quest Common Stock on the NASDAQ National Market for the ten trading days ending with the trading day immediately prior to the Closing Date.

         2.2 Appraisal Rights.

             (a) Holders of Dissenting Shares who have complied with all requirements for perfecting the appraisal rights as set forth in Section 262 of the DGCL shall be entitled to their rights under such laws as may be agreed to by such stockholders and Foglight or as finally determined by a court of competent jurisdiction. Each holder of Dissenting Shares who becomes entitled to payment of the value of shares of stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions).


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

             (b) Notwithstanding the provisions of subsection 2.2(a), if after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, such shares shall automatically thereupon be converted into and represent only the right to receive Quest Common Stock in accordance with
Section 2.1, without interest thereon, less any Escrow Shares required to be set aside with respect to such Dissenting Shares (that lose their status as such) pursuant to Article VIII.

             (c) Foglight shall give Quest (i) prompt notice of any written demands for appraisal of any shares of Foglight Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Foglight which relate to any such demand for appraisal; and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the DGCL. Foglight shall not, except with the prior written consent of Quest, voluntarily make any payment with respect to any demands for appraisal of Foglight Capital Stock or offer to settle or settle any such demands.

         2.3 Surrender of Foglight Capital Stock Certificates and Delivery of Quest Common Stock Certificates.

             (a) Exchange Agent. Prior to the Closing Date, Quest shall appoint U.S. Stock Transfer Corp. or another similar institution, to act as the exchange and paying agent (the "Exchange Agent") in the Merger.

             (b) Quest to Provide Common Stock. Promptly after the Effective Time, Quest shall make available to the Exchange Agent for exchange in accordance with this Article II, through such reasonable procedures as Quest may adopt, the Merger Shares issuable at the Effective Time pursuant to Section 2.1 for the outstanding shares of Foglight Capital Stock, less such number of shares of Quest Common Stock as shall be deposited into the Escrow Fund (as defined in Section 8.1 below) pursuant to the requirements of Article VIII of this Agreement and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.1(e).

             (c) Exchange Procedures for Shares of Quest Common Stock. Promptly after the Effective Time, Quest shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Foglight Capital Stock (the "Certificates") whose shares were converted into a right to receive shares of Quest Common Stock pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Quest may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the appropriate number of shares of Quest Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive, in exchange therefor, a certificate representing the number of whole shares of Quest Common Stock which such holder has the right to receive pursuant to Section 2.1. The Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding

Certificate (except a Certificate representing Dissenting Shares, if any) will be deemed, from and after the Effective Time, to represent solely the right to receive upon such surrender that number of full shares of Quest Common Stock into which such shares of Foglight Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares, both in accordance with Section 2.1.

             (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Quest Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Quest Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing whole shares of Quest Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Quest Common Stock.

             (e) Transfers of Ownership. If any certificate for shares of Quest Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Quest or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Quest Common Stock in any name other than that of the registered holder of the Certificate surrendered or established to the satisfaction of Quest or any agent designated by it that such tax has been paid or is not payable.

             (f) No Liability. Notwithstanding anything to the contrary in this
Section 2.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Quest Common Stock or Foglight Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.4 No Further Ownership Rights in Foglight Capital Stock. All shares of Quest Common Stock issued upon the surrender for exchange of shares of Foglight Capital Stock in accordance with the terms of Section 2.1 hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Foglight Capital Stock and there shall be no further registration of transfers on the records of Foglight of shares of Foglight Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in Section 2.3.

         2.5 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Foglight Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Quest Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 2.1; provided, that Quest may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to indemnify Quest against any loss or cost incurred by or claim that may be made against Quest, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         2.6 Exemption from Registration; California Permit. The Merger Shares will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof. The Quest Common Stock will be qualified under the California Securities Law of 1968, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law. Each of Quest and Foglight shall use its commercially reasonable efforts, as promptly as practicable following the execution and delivery of this Agreement, to (i) file an application for the issuance of a California permit to issue Quest Common Stock and (ii) obtain such permit. All filing fees with respect to the filing of such application shall be borne and paid equally by Foglight and Quest.

         2.7 Escrow Agreement. At the Effective Time, Quest will, on behalf of the holders of Foglight Capital Stock, deposit into escrow certificates representing a total of ten percent of the Aggregate Number of Quest Shares (the "Escrow Shares"). Such shares will be held in escrow on behalf of the persons who are the holders of Foglight Capital Stock immediately prior to the Effective Time (collectively, the "Former Foglight Stockholders"), on a pro rata basis, in accordance with each such Former Foglight Stockholder's percentage ownership of Foglight Capital Stock immediately prior to the Effective Time ("Pro Rata Portion"). The Escrow Shares shall be held as security for the Former Foglight Stockholders' indemnification obligation under Article VIII hereof. All fees and expenses related to the escrow, including, without limitation, the fees and expenses of the Escrow Agent (as defined in Section 8.1 below), shall be paid and borne equally by Foglight and Quest.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF FOGLIGHT

         Except as disclosed in the Foglight Disclosure Schedule attached hereto (the "Foglight Disclosure Schedule"), Foglight represents and warrants to Quest and Sub as set forth below. The Foglight Disclosure Schedule shall be arranged in sections corresponding to the specific numbered and lettered Section contained in this Agreement that it relates to. Applicable information so disclosed with specificity on the Foglight Disclosure Schedule shall be deemed to be disclosed under and incorporated into any other Section of this Article III relating to the same subject matter with the understanding that Foglight shall use its best efforts to include such information or provide cross-references in the Foglight Disclosure Schedule wherever information is called for under more than one Section of this Article III. Notwithstanding the foregoing, the mere listing by name and date of a contract or other agreement or the mere attachment of an agreement or other document by Foglight on or to the Foglight Disclosure Schedule shall not be deemed an exception to any Section of this Agreement unless a specific reference is included in the Foglight Disclosure Schedule to the particular provision in such agreement or document that gives rise to the exception to any Section of this Agreement.

         3.1 Corporate Existence, Good Standing and Authority. Foglight is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Foglight has full corporate power and corporate authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it, and has no operations or employees and conducts no business outside of the States or Countries listed in Section 3.1 of the Foglight Disclosure Schedule. Foglight is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing would, individually or in the aggregate, have, or reasonably could be expected to have, a Material Adverse Effect (as defined below). Foglight has all requisite corporate power and authority to enter into this Agreement and all agreements and other documents to be entered into in connection herewith and to consummate the transactions contemplated hereby. All corporate action on the part of Foglight and its respective directors and Stockholders, necessary for the authorization, execution, delivery and performance of this Agreement and all other agreements to be entered into in connection herewith by Foglight, and the performance of the respective obligations of Foglight hereunder and thereunder has been taken or will be taken prior to the Closing Date. This Agreement and all agreements and other documents to be entered into in connection herewith have been duly executed and delivered by Foglight and constitute legal, valid and binding obligations of Foglight, enforceable against Foglight in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries and other affiliates, taken as a whole; provided, that any change or effect that results directly from the announcement of the Merger with Quest shall not be deemed to constitute a Material Adverse Effect.

         3.1 Capitalization.

             (a) The authorized capital stock of Foglight consists of 15,000,000 shares of Common Stock, $0.001 par value per share, of which 5,483,177 shares are issued and outstanding; 710,029 shares of Series A Preferred Stock, $0.001 par value per share, of which 618,680 shares are issued and outstanding; 1,700,000 shares of Series B Preferred Stock, $0.001 par value per share, of which 1,238,390 shares are issued and outstanding; and 3,189,250 shares of Series C Preferred Stock, $0.001 par value per share, of which 2,500,000 shares are issued and outstanding. All of the Foglight Capital Stock is owned, beneficially and of record, only by the stockholders listed in Section 3.2(a) of the Foglight Disclosure Schedule, which lists the names, addresses and number of shares held by each stockholder. All of the outstanding Foglight Capital Stock has been duly authorized, validly issued and is fully paid and nonassessable and was issued in compliance with all federal and state securities laws (including, without limitation, any filing, notice, qualification or registration requirements with any federal or state authority). Other than as described in
Section 3.2(a) of the Foglight Disclosure Schedule, there are no options, warrants, calls, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights), written or oral, granted or issued by Foglight providing for the purchase, issuance, sale or pledge of any shares of capital stock of Foglight or any securities convertible into or exchangeable for any shares of Foglight Capital Stock (collectively, "Foglight Rights"). Section 3.2(a) of the Foglight Disclosure Schedule also contains a schedule listing each holder of a Foglight Right granted or issued by Foglight, the number of rights held by such holder and the number of shares reserved under all stock incentive plans of Foglight. All Foglight Rights issued or granted by Foglight were issued in compliance with all applicable federal and state securities laws. Except as set forth in Section 3.2(a) of the Foglight Disclosure Schedule, there are no obligations, contingent or otherwise, of Foglight to repurchase, redeem or otherwise acquire any shares of Foglight Capital Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Section 3.2(a) of the Foglight Disclosure Schedule reflecting the changes permitted by this Agreement between the date hereof and the Effective Time shall be delivered by Foglight to Quest on the Closing Date.

             (b) Except as set forth in Section 3.2(b) of the Foglight Disclosure Schedule, Foglight is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Foglight Capital Stock or Foglight Right. Except for the Voting Agreement (as defined in Section 3.34), to Foglight's knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Foglight Capital Stock.

             (c) Except as set forth in Section 3.2(c) of the Foglight Disclosure Schedule, all Foglight Stock Options (as defined in Section 5.12) have been issued in accordance with the terms of the Foglight Option Plan (as defined in Section 5.12) and pursuant to the standard forms of option agreement previously provided to Quest or its representatives. Except as set forth in
Section 3.2(c) of the Foglight Disclosure Schedule, neither the consummation of the transactions contemplated by this Agreement nor any action taken by Foglight in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any Foglight Stock Option; (ii) any additional benefits for any optionee under any Foglight Stock Option; or (iii) the inability of Quest after the Effective Time to exercise any right or benefit held by Foglight prior to the Effective Time with respect to any Foglight Stock Option assumed by Quest, including, without limitation, the right to repurchase an optionee's shares on termination of such optionee's employment. The assumption by Quest of Foglight Stock Options in accordance with Section 5.12 hereunder will not constitute a breach of the Foglight Option Plan or any agreement entered into pursuant to such plan.

         3.3 Subsidiaries. Except as set forth in Section 3.3 of the Foglight Disclosure Schedule, Foglight has never been a subsidiary of any other entity and does not currently own, nor has it ever owned, directly or indirectly, any interest in any other corporation, association, joint venture or other business entity. Foglight does not control, directly or indirectly, the management or policies of any other corporation, association, joint venture or other business entity.

         3.4 Financial Statements. The financial statements of Foglight which include the balance sheet and related results of operations and statement of stockholders' equity and cash flows of Foglight at and for its fiscal year ended December 31, 1998 (audited) and at and for the nine-month period ended September 30, 1999 (unaudited) (collectively, the "Financial Statements") are attached to
Section 3.4 of the Foglight Disclosure Schedule. The internal books and records of Foglight from which the Financial Statements were prepared do not contain any information which is false or misleading. The Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), applied on a consistent basis throughout the periods presented; and
(iii) present fairly the financial position, results of operations and cash flows of Foglight at the dates and for the periods reflected therein. The reserves set forth in the Financial Statements are adequate for Foglight's business in light of the contingencies with respect to which they were established.

         3.5 Absence of Certain Changes. Since September 30, 1999, except as set forth in the nine-month, unaudited Financial Statements and Section 3.5 of the Foglight Disclosure Schedule and except for the transactions expressly contemplated by this Agreement, there has not been:

             (a) Any Material Adverse Effect;

             (b) The entering into of any Contract (as defined in Section 3.13), material commitment or transaction or the incurrence of any material liabilities outside the ordinary course of business consistent with past practice;

             (c) Any increase in the compensation paid or payable by Foglight to any of its officers, directors, employees, agents, consultants or stockholders;

             (d) Any declaration, setting aside or payment of dividends or distributions in respect of the capital stock of Foglight, or any split-up or other recapitalization in respect of the capital stock of Foglight or any direct or indirect redemption, purchase or other acquisition of any such capital stock, or any agreement to do any of the foregoing;

             (e) Any indebtedness incurred by Foglight exceeding $25,000, individually or in the aggregate, other than the indebtedness incurred under the Promissory Note (as defined in Section 5.3 below);

             (f) Any loan made or agreed to be made by Foglight, nor has Foglight become liable or agreed to become liable as a guarantor with respect to any loan;

             (g) Any amendment to Foglight's Certificate of Incorporation or Bylaws;

             (h) Any change in the accounting methods, practices or policies followed by Foglight, whether for general financial or tax purposes, from those in effect during the past three fiscal years;

             (i) Any sale, assignment, transfer or licensing of any patents, trademarks, copyrights, trade secrets or other proprietary or intangible assets of Foglight other than in the ordinary course of its business, consistent with past practice (which does not include source code licensing);

             (j) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of Foglight or any agreement to do any of the foregoing, other than acquisitions of inventory, or licenses of products, in the ordinary course of business consistent with past practice and other than in connection with the Promissory Note;

             (k) Any capital expenditures or commitments for additions to property, plant or equipment of Foglight constituting capital assets in an amount exceeding $50,000 individually or $150,000 in the aggregate;

             (l) Any payment, discharge or satisfaction, in an amount in excess of $50,000 in any one case or $150,000 in the aggregate, of any claim, liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Financial Statements and other than liabilities incurred in the ordinary course of business since September 30, 1999;

             (m) Any failure to pay or otherwise satisfy any liabilities presently due and payable of Foglight except such liabilities which are being contested in good faith by appropriate means or proceedings and which are immaterial in amount;

             (n) Any issuance of shares of capital stock of Foglight or any options, warrants, or other rights to purchase the shares of capital stock of Foglight;

             (o) Any actual or threatened amendment, termination or loss of (i) any material contract, lease, license or other agreement to which Foglight was or is a party; (ii) any material certificate, license or other authorization required for the continued operation by Foglight of any portion of any of its business; or (iii) any material customer or other material revenue source;

             (p) Any resignation or termination of any key officer, employee or consultant of Foglight, and, to the best knowledge of Foglight, any impending or threatened resignation or termination of employment of any such officer, employee or consultant;

             (q) The entering into of any transaction with any officer, director or stockholder of Foglight, other than pursuant to any Contract disclosed pursuant to Section 3.13 of the Foglight Disclosure Schedule;

             (r) Any change in any material election in respect of taxes, adoption or change in any accounting method in respect of taxes, the entering into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, any settlement or compromise of any claim or assessment in respect of taxes, or any consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes with any taxing authority or otherwise;

             (s) The commencement of any action or proceeding by Foglight or the commencement of any action or proceeding against Foglight of which Foglight has notice either of which could result in a Material Adverse Effect;

             (t) Any agreement or commitment by Foglight to do any of the things described in this Section 3.5; or

             (u) To the knowledge of Foglight, any fact or circumstance that will or could reasonably be expected to cause the reserves set forth in the Financial Statements to be inadequate.

         3.6 Properties. Foglight does not own or hold title to any real property. With respect to the property and assets it leases, Foglight is in compliance with such leases in all material respects and holds a valid leasehold interest in such property and assets free of any liens, claims or encumbrances of any kind whatsoever. There is set forth in Section 3.6 of the Foglight Disclosure Schedule: (i) a list of all leases or rental contracts under which Foglight is a lessee, lessor, sublessee or sublessor; and (ii) a list of all equipment used by Foglight in the operation of its business which is owned or leased by Foglight and which had an original cost of $25,000 or more. Foglight has beneficial ownership of and good and marketable title to all properties and assets that it owns and that are used in its operations or necessary for the conduct of its business, and such properties and assets are subject to no mortgages, liens, pledges, loans or encumbrances of any kind whatsoever, except for the loan from Quest evidenced by the Promissory Note (as defined in Section 5.3) and the liens created by the Security Agreement between Foglight and Quest dated October 20, 1999. All real and tangible personal property, including machinery, equipment and fixtures currently used by Foglight in the operation of its business is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. All improvements on leased property used by Foglight in the operation of its business and the present use thereof are in accordance with all applicable laws and the agreements under which such improvements are leased. The value of any fixed asset used by Foglight in the operation of its business has not been written up or down, other than pursuant to depreciation or amortization expenses in accordance with GAAP, applied on a consistent basis.

         3.7 Accounts Receivable. Section 3.7 of the Foglight Disclosure Schedule contains (i) a complete and accurate list of the accounts and notes receivable of Foglight as of the date of this Agreement (which Section of the Foglight Disclosure Schedule will be updated immediately prior to Closing); and
(ii) a complete and accurate schedule showing the aging of such accounts and notes receivable. Such accounts and notes receivables arose in bona-fide, arms length transactions in the normal course of Foglight's business and such accounts and notes receivable (A) to Foglight's knowledge, are and will be at the Closing valid and binding obligations of the account debtors without counterclaims, set-offs or other defenses thereto; and (B) are (except to the extent of the reserves thereon as set forth in the Financial Statements) collectible in the ordinary course of business. The amount carried for doubtful accounts and allowances set forth in the Financial Statements is sufficient. The values at which accounts and notes receivable are carried on the books and records of Foglight reflect the receivables valuation policy of Foglight which is consistent with its past practice and in accordance with GAAP, applied on a consistent basis.

         3.8 Indebtedness. Section 3.8 of the Foglight Disclosure Schedule contains a complete list of each and every agreement or other instrument under or pursuant to which Foglight has outstanding indebtedness for borrowed money. Foglight has furnished Quest with true and correct copies of each such agreement and instrument, including all amendments with respect thereto through the date of this Agreement. Foglight is not in default under any such agreement or instrument and, to Foglight's knowledge, no other party to any such agreement or instrument is in default under any such agreement or instrument.

         3.9 Litigation. No litigation, arbitration or other judicial or regulatory proceeding is pending or, to the knowledge of Foglight, threatened by or against Foglight, its properties or assets, the Foglight Capital Stock or the officers or directors of Foglight before any court or any government agency, foreign or domestic, except such as could not have a Material Adverse Effect, and, to the knowledge of Foglight, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To Foglight's knowledge, Foglight is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its business by any governmental authority or any other person, and, to the knowledge of Foglight, no facts exist which might form the basis for any such investigation. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Foglight, its properties, intellectual property rights or assets or the Foglight Capital Stock.

         3.10 No Breach. The execution and delivery of this Agreement and the other agreements to be entered into in connection herewith, the consummation of the transactions and government hearing contemplated by this Agreement and such other agreements and Quest's operation of the business of Foglight following the Closing in a manner consistent with the conduct of such operations prior to the Closing will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate of Incorporation or Bylaws of Foglight, any Permits (as defined in Section 3.13), any Contracts (as defined in Section 3.13); (ii) an event that would permit any party to terminate any material agreement or to accelerate the maturity of or permit the subordination of any right of Foglight; (iii) the creation or imposition of any lien, charge, interest, or encumbrance on any of the assets of Foglight or the Foglight Capital Stock; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to Foglight, its intellectual property rights, assets or the Foglight Capital Stock, except in all cases of (iii) and (iv) above, for conflicts, violations or breaches that could not result in a Material Adverse Effect.

         3.11 Employees and Employee Benefit Plans.

              (a) Section 3.11 of the Foglight Disclosure Schedule contains a list of each labor and employment agreement to which Foglight is a party or by which it is bound, employee benefit program, arrangement, contract, and plan, including, without limitation, any employment agreement, consulting agreement providing for annual compensation in excess of $25,000, or any severance, deferred compensation, bonus, stock option, stock purchase, phantom stock, stock appreciation, and "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained or contributed to by Foglight or any Foglight subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Foglight pursuant to Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the "Code") is a party (a "Foglight ERISA Affiliate"), or with respect to which Foglight or any Foglight ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code (the "Foglight Benefit Plans").

              (b) With respect to each Foglight Benefit Plan, Foglight has delivered or made available to Quest a true, complete and correct copy of (i) such Foglight Benefit Plan document(s) and the most recent summary plan description related to such Foglight Benefit Plan, if a summary plan description is required therefor; (ii) each trust agreement or other funding arrangement relating to such Foglight Benefit Plan; (iii) the most recent annual report (Form 5500), filed with the Internal Revenue Service ("IRS") with respect to such Foglight Benefit Plan; (iv) the most recent actuarial report or financial statement relating to such Foglight Benefit Plan; (v) the most recent actual deferral percentage test and actual contribution percentage test; and (vi) the most recent determination letter issued by the IRS with respect to such Foglight Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither Foglight nor any Foglight Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Foglight Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

              (c) Each Foglight Benefit Plan has been administered in all material respects in accordance with its terms, and all contributions required to be made under the terms of any of the Foglight Benefit Plans of the date of this Agreement and the Closing Date have been or will be timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Foglight Benefit Plans prior to the date of this Agreement. With respect to the Foglight Benefit Plans, no event has occurred and, to the knowledge of Foglight, there exists no condition or set of circumstances in connection with which Foglight or any Foglight ERISA Affiliate could be subject to any liability under the terms of such Foglight Benefit Plans, ERISA, the Code or any other applicable law which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Foglight or the Surviving Corporation.

              (d) Foglight on behalf of itself and all of the Foglight ERISA Affiliates hereby represents that, except in those instances where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Foglight or the Surviving Corporation: (i) except as set forth in Section 3.11(d) of the Foglight Disclosure Schedule, each Foglight Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code, including, without limitation, its qualification under the Tax Reform Act of 1986, and each trust established in connection with any Foglight Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt (or the time for making application for a determination letter and remedial amendments with respect to such Foglight Benefit Plan under Code Section 401(b) has not expired), and to Foglight's knowledge no fact or event has occurred which may reasonably be expected to cause the failure of such qualification or the exempt status of any such trust;
(ii) to Foglight's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Foglight Benefit Plan; (iii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Foglight Benefit Plan subject to Title IV of ERISA; (iv) no Foglight Benefit Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Foglight Benefit Plan; (v) none of the assets of Foglight or any Foglight ERISA Affiliate is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and no Foglight Benefit Plan which is subject to Title IV of ERISA has an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA); and (vi) each Foglight Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than ordinary administrative expenses typically incurred in a termination event or as set forth in an administrative services contract with respect to such plan). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Foglight is threatened, against or with respect to any such Foglight Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

              (e) Except as set forth in Section 3.11(e) of the Foglight Disclosure Schedule, no payment or benefit which will be made by Foglight or any Foglight ERISA Affiliate under any Foglight Benefit Plan will constitute an excess parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Foglight or any Foglight ERISA Affiliate to severance benefits or any other payment, except as expressly provided by this Agreement; or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider (except as required under Code Section 4.11(d)(3)).

              (f) Foglight is not a party to any collective bargaining or other labor union contract applicable to persons employed by Foglight and no collective bargaining agreement is being negotiated by Foglight. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Foglight pending or, to the knowledge of Foglight or the Stockholders, threatened which may interfere with the respective business activities of Foglight, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect on Foglight or the Surviving Corporation. As of the date of this Agreement, to the knowledge of Foglight, none of Foglight or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Foglight, and there is no charge or complaint against Foglight by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on Foglight or the Surviving Corporation.

              (g) Except as required by law, no Foglight Benefit Plan provides any of the following retiree benefits to any person: medical, disability or life insurance benefits. To Foglight's knowledge, Foglight and the Foglight ERISA Affiliates are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder; and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder, except to the extent that such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Foglight or the Surviving Corporation.

              (h) Foglight is not involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of employees of Foglight, nor has any such unit or group notified Foglight of an intention to commence any organizational activities among the employees of Foglight.

              (i) The Foglight Disclosure Schedule lists and describes all past and all currently effective written or, to Foglight's knowledge, oral: (i) employment agreements and other material agreements concluded with individual employees to which Foglight is a party; and (ii) independent contractor or consulting agreements with independent contractors or consultants performing services in connection with the development of Foglight's products and services. True and correct copies of all such written agreements have been provided to Quest or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Foglight are in compliance in all material respects with applicable federal, state and local laws.

         3.12 Insurance. There is set forth in Section 3.12 of the Foglight Disclosure Schedule a complete and accurate list and summary of all policies of insurance of any nature whatsoever maintained by Foglight pertaining to the business of Foglight, showing, among other things, the amount of coverage, the company issuing the policy, the expiration date of each policy and the amount of any premiums thereunder which are due and payable. Such policies are in full force and effect and such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously since the dates of their purchase. True and correct copies of all current insurance policies of Foglight have been made available to Quest for inspection. Foglight is not in default under any of such policies, and Foglight has not failed to give any notice or to present any claim under any such policy in a due and timely fashion. Foglight is not aware of any facts concerning Foglight or its business, operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies and all such insurance policies can be maintained in full force and effect without substantial increase in premium or reducing the coverage thereof following the Closing. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policy.

         3.13 Contracts and Permits. (A) There is set forth in Section 3.13(A) of the Foglight Disclosure Schedule a complete and accurate list of:

              (a) Each agreement, contract or commitment, whether written or oral, between Foglight and any party to whom Foglight provides products or services, which involved payments to Foglight of more than $25,000 during any 12-month period or can reasonably be expected to involve payments to Foglight of more than $25,000 during any 12-month period;

              (b) Each agreement, contract or commitment (except for real property leases, equipment lease contracts, evidences of indebtedness and insurance contracts), whether written or oral, between Foglight and any party to whom Foglight is obligated or can reasonably be expected to be obligated to pay more than $25,000 for any 12-month period;

              (c) Each agreement, contract or commitment for the license of any patent, copyright, trade secret, know-how, idea, technology process, or other proprietary right of Foglight or any third party to which Foglight is a party, except for customer product licenses;

              (d) Each material permit, license, franchise, and each other material certificate or authorization required to conduct the business of Foglight by any governmental or other authority having jurisdiction in any area where Foglight provides products or services (a "Permit" or "Permits"); Foglight has provided, or prior to the Closing will provide, Quest with true, correct and complete copies of each Permit.

              (e) Each agreement, contract or commitment containing any covenant limiting the freedom of Foglight or any Foglight employee or consultant to engage in any line of business or compete, directly or indirectly, with any person;

              (f) Each marketing, development, OEM or other strategic distribution agreement;

              (g) Each agreement, contract or commitment of indemnification or guaranty;

              (h) Each agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

              (i) Each agreement, contract or commitment with any employee or consultant related to (A) non-disclosure, confidentiality, assignment of inventions or proprietary rights and non-competition ("Inventions and Non-Disclosure Agreement") or (B) severance payments that become payable in connection with or following the Merger.

         (B) The contracts and agreements which are required to be identified in
Section 3.13(A) of the Foglight Disclosure Schedule are hereinafter referred to as the "Contracts." True and complete copies of each written Contract and true and complete written summaries of each oral Contract have been delivered to Quest by Foglight. Except as set forth in Section 3.13(B) of the Foglight Disclosure Schedule:

             (a) Each of the Contracts is a valid, binding and enforceable agreement of Foglight and, to the knowledge of Foglight, the other parties thereto, and will continue to be a valid, binding and enforceable agreement of Foglight after the Closing;

             (b) Foglight has no reason to believe that Foglight will not be able to fulfill all of its obligations under the Contracts which remain to be performed after the date hereof, and Foglight has not been notified by any governmental or other party that such parties intend to cancel, terminate or modify any of such Contracts or the basis upon which Foglight is paid thereunder, and Foglight does not know of any valid grounds for any such cancellation, termination or modification;

             (c) There has not occurred any default (or event which upon the provision of notice or lapse of time or both would become such a default) under any of the Contracts on the part of Foglight;

             (d) The Contracts are all of the agreements, contracts and commitments that are material to Foglight and necessary for the operation of its business;

             (e) The Permits are the only governmental and other permits, licenses, franchises, and other certificates and authorizations that are required for and are material to the operation of the business of Foglight;

             (f) The Permits are, and as of the Closing will be, in full force and effect and the continuing validity and effectiveness of such Permits will not be affected by the transactions contemplated by this Agreement;

             (g) Foglight is in compliance in all material respects with all conditions or requirements of the Permits, and Foglight has not been notified by any governmental or licensing authority that such parties intend to cancel, terminate or modify any of such Permits, and Foglight knows of no valid grounds for any such cancellation, termination or modification; and

             (h) Foglight is not contractually liable, nor has it made any contract or arrangement where by it may become liable, to any person or entity for any royalty or other consideration for use of any of the Intellectual Property Rights (as defined below).

        3.14 Charter Documents. Foglight has provided to Quest for its examination (i) true and complete copies of the Certificate of Incorporation and Bylaws of Foglight, both as amended to the Closing; (ii) the minute books of Foglight containing all proceedings, consents, actions and meetings of the stockholders and board of directors of Foglight; and (iii) the stock transfer books of Foglight setting forth all transfers of capital stock of Foglight since its inception.

        3.15 Directors, Officers and Employees. Section 3.15 of the Foglight Disclosure Schedule sets forth a true and complete list of the names and current salaries of all employees and consultants of Foglight who earned $50,000 or more for the fiscal year ended December 31, 1998 or who will, at their present salaries, earn $50,000 or more for the fiscal year ending December 31, 1999.

        3.16 Powers of Attorney; Bank Accounts. Section 3.16 of the Foglight Disclosure Schedule lists (i) the names and addresses of all persons holding a power of attorney on behalf of Foglight; and (ii) the names and addresses of all banks or other financial institutions in which Foglight has an account, deposit, or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

        3.17 Environmental Matters.

             (a) For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including, without limitation, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Compensation and Liability Act, Emergency Planning and Community Right to Know, Occupational Safety and Health Act and other federal, state or local laws of similar effect, each as amended, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law, including, without limitation, petroleum, solvents, metals, and Polychlorinated Biphenyls (PCBs).

             (b) (i) Foglight has not received any notices, directives, violation reports, actions or claims from or by (1) any federal, state or local governmental agency concerning Foglight and any Environmental Laws; or (2) any person alleging that, in connection with Hazardous Materials, conditions at any real properties leased by Foglight have resulted in or caused or threatened to result in or cause injury or death to any person or damages to any property, including, without limitation, damage to natural resources, and, to Foglight's knowledge, no such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) Foglight does not currently lease, operate or own any real properties that, to the knowledge of Foglight, are listed or are threatened to be listed on a "Superfund" list or with respect to which there is any pending proceeding or investigation under any Environmental Law and, to Foglight's knowledge, no such proceeding or investigation is threatened; (iii) throughout the period of operation of any real properties by Foglight, Foglight has operated and continues to operate such real properties in compliance with all Environmental Laws; (iv) to Foglight's knowledge, no underground storage tanks either are have been located at any of such real properties; (v) there has been, to Foglight's knowledge, no spill, discharge, release, contamination or cleanup of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by Foglight at such real properties and, to Foglight's knowledge, no spill, discharge or release or contamination or cleanup of or by Hazardous Materials has occurred on or to such real properties by any third party; (vi) Foglight has not used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any liability under any Environmental Laws; (vii) Foglight is not aware of any facts, events, or conditions (including, without limitation, the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which interfere with or prevent continued compliance by Foglight with, or give rise to any present or potential liability (including with respect to past activities) under any Environmental Laws; and (viii) to the knowledge of Foglight, Foglight has obtained all applicable permits, licenses and other authorizations which are material to its business and required to be obtained under all applicable Environmental Laws.

        3.18 Affiliate Relationships. To Foglight's knowledge, no officer, director or stockholder of Foglight (nor any spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material economic interest), has or has had, directly or indirectly, (i) any interest in any entity that purchases from or sells or furnishes to Foglight any material amount of products or services; or (ii) a beneficial interest in any Contract; provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.18.

        3.19 No Termination of Business Relationship. None of the entities, governmental or otherwise, with which Foglight has a material business relationship or any other present customer of Foglight has given notice or other indication of any intention to cancel or otherwise terminate a business relationship with Foglight and Foglight does not have any knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a business relationship.

        3.20 Compliance with Law, Governmental Consent. The business and operations of Foglight have been and are being conducted in all material respects in compliance with all laws, rules, regulations and licensing requirements thereto, including, without limitation, federal, state and local laws and regulations affecting the protection of consumers and the health and safety of employees and equal employment opportunities. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Foglight in connection with the execution and delivery of this Agreement or the consummation by Foglight of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger or any other appropriate documentation with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Foglight is qualified to do business; (ii) such consents, approvals, orders, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the distribution of Quest Common Stock pursuant to the Merger; and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required, which if not obtained or made would not have a Material Adverse Effect on Foglight.

        3.21 Consents of Non-Governmental Third Parties; Third Party Interests. No consent, waiver or approval of any non-governmental third party is necessary for the consummation by Foglight of the transactions contemplated hereby. Foglight is not bound by any oral or written agreement with any third party to sell Foglight or any interest therein, including by way of merger, asset sale or otherwise.

        3.22 Patents, Trademarks, Intellectual Property Rights, etc.

             (a) Foglight owns exclusively or has the right, or prior to the Closing Date will own exclusively or have the right to use, free and clear of all liens, charges, claims and restrictions, all technology, software, software tools, patents, trade secrets, trademarks, service marks, trade names, copyrights, licenses, domain names, know-how and other intangible rights and proprietary information necessary for its business as now conducted or currently proposed to be conducted ("Intellectual Property Rights"), and is not infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing. Section 3.22(a) of the Foglight Disclosure Schedule identifies each patent, trademark registration, service mark registration and copyright registration with respect to the Intellectual Property Rights, or application for any of the foregoing, which is owned or licensed by Foglight, has been issued to Foglight or has been submitted by Foglight for issuance and lists the application and registration number, date of application, date of registration, names of all assignors and registered owners and the country of filing for each such right, if applicable. To the best knowledge of Foglight, (i) all applications for registration of such Intellectual Property Rights were true and accurate at the time of filing; and
(ii) all fees to maintain such Intellectual Property Rights including, without limitation, registration, maintenance and prosecution fees, and all professional fees incurred in connection therewith, have been paid. The Intellectual Property Rights constitute all the intellectual property used in and/or necessary to the conduct of Foglight's business as it is currently conducted and all intellectual property required for products under development by Foglight as of the date hereof.

             (b) Foglight has taken all actions that are customary and reasonable in the industry to protect the confidentiality of all trade secrets and confidential information (including, without limitation, know-how, specifications, financial and business and marketing plans) comprising the Intellectual Property Rights. Except as disclosed in Section 3.22(b) of the Foglight Disclosure Schedule, all employees of Foglight and consultants and contractors performing services on behalf of Foglight have entered into a written agreement assigning to Foglight all right, title and interest in and to proprietary information and inventions developed, conceived or reduced to practice during their employment or, in the case of consultants and contractors, performance of services on behalf of Foglight. Each person presently employed by Foglight has executed an Inventions and Non-Disclosure Agreement in Foglight's standard form, a true and complete copy of which has been provided to Quest. Such agreements constitute valid and binding obligations of Foglight and, to Foglight's knowledge, such other persons.

             (c) Except for the Contracts and as set forth in Section 3.22(c) of the Foglight Disclosure Schedule, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property Rights held by any third party, nor is Foglight bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To the best knowledge of Foglight, no person or entity has interfered with, infringed upon, misappropriated or violated any Intellectual Property Rights. Neither Foglight nor any of the Stockholders has received any communications alleging that Foglight has violated or, by conducting its business as proposed, would violate any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity.

             (d) There are no contracts or licenses between Foglight and any other person with respect to the Intellectual Property Rights under which there is any dispute known to Foglight regarding the scope of such contract or license, or performance under such contract or license, including with respect to any payments to be made or received by Foglight thereunder.

             (e) Except as set forth in Section 3.22(e) of the Foglight Disclosure Schedule, no Foglight employee is obligated under any fiduciary duty or any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Foglight or that would conflict with Foglight's business as currently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Foglight's business by the employees of Foglight, nor the conduct of Foglight's business as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or a violation of any fiduciary duty or any contract, covenant or instrument under which any of such employees is now obligated. Foglight does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by Foglight. No Stockholder has any right, title or interest, individually or jointly with Foglight or any other party, in or to the Intellectual Property Rights.

             (f) Section 3.22(f) of the Foglight Disclosure Schedule lists all contracts, licenses and agreements between Foglight and any other person wherein or whereby Foglight has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Foglight or such other person of the intellectual property of any person other than Foglight.

             (g) No Intellectual Property Rights or product, technology or service of Foglight is subject to any order or action or proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Intellectual Property Rights by Foglight or that could reasonably be expected to affect the validity, use or enforceability of such Intellectual Property Rights.

             (h) The principal products of Foglight are listed in Section 3.22(h) of the Foglight Disclosure Schedule. Such products conform to the specifications cross referenced in Section 3.22(h) of and attached to the Foglight Disclosure Schedule.

        3.23 Employees. No employee of Foglight is in violation of any term of any employment contract, or any other contract, agreement or commitment or of any fiduciary duty, relating to the relationship of any such employee with Foglight or, to the knowledge of Foglight, any other party because of the nature of the business conducted or to be conducted by Foglight.

        3.24 Brokers or Finders. Except for Sequoia Partners, Foglight has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.25 Taxes.

             (a) All tax returns, statements, reports and forms (including estimated tax returns and reports and information returns and reports) (collectively, the "Tax Returns") required to be filed with any taxing authority with respect to any taxable period ending on or before the Effective Time, by or on behalf of Foglight, and any member of any consolidated, combined or unitary group of which Foglight is or has been a member (a "Relevant Group"), have been or will be filed when due (including any extensions of such due date). All such Tax Returns are or will be true, complete and correct in all material respects. All taxes due and payable by Foglight or any member of a Relevant Group, whether or not shown on any Tax Return, or claimed to be due by any taxing authority, have been paid or accrued on the nine-month (unaudited) balance sheet included in the Financial Statements, except for unpaid accruable taxes incurred by Foglight in the ordinary course of its business since September 30, 1999.

             (b) Other than in the ordinary course of its business consistent with past practice, Foglight will not incur any material liability for taxes after the date of this Agreement and prior to the Closing Date.

             (c) No claim has ever been made by a taxing authority of any jurisdiction in which Foglight or any member of a Relevant Group does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction.

             (d) Foglight and all members of a Relevant Group have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

             (e) Neither Foglight nor any member of a Relevant Group has knowledge of any actions by any taxing authority in connection with assessing additional taxes against or in respect of it for any past period. There is no dispute or claim concerning any tax liability of Foglight or any member of a Relevant Group either (i) threatened, claimed or raised by any taxing authority or (ii) of which Foglight is otherwise aware. There are no liens for taxes upon the assets and properties of Foglight or any member of a Relevant Group other than liens for taxes not yet due. Foglight has delivered to Quest complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all tax examination reports and statements of deficiencies assessed against or agreed to by, Foglight since the fiscal year ended December 31, 1998.

             (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, Foglight or with respect to any tax assessment or deficiency affecting Foglight or any member of a Relevant Group.

             (g) Neither Foglight nor any member of a Relevant Group is a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

             (h) Neither Foglight nor any member of a Relevant Group is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

             (i) Neither Foglight nor any member of a Relevant Group has ever been included in the Tax Return of any corporation other than such a return of which Foglight is the common parent corporation.

             (j) Foglight is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

        For purposes of this Agreement, "taxes" shall include any interest, penalty or other additional amount imposed with respect to any tax liability.

        3.26 No Undisclosed Liabilities. Foglight does not have, and as of the Effective Time will not have, any debts, liabilities, obligations or commitments (absolute, accrued, contingent or otherwise) matured or unmatured in excess of $25,000 in the aggregate ("Liabilities") except (i) Liabilities which are adequately reflected or fully accrued or provided for in the nine-month, unaudited Financial Statements; (ii) Liabilities incurred between October 1, 1999 and the Closing Date in the ordinary course of its business consistent with past practice; and (iii) Liabilities expressly disclosed in the Foglight Disclosure Schedule.

        3.27 Change of Control Payments. Section 3.27 of the Foglight Disclosure Schedule sets forth the terms of all agreements, commitments, employment policies, plans or arrangements binding on Foglight pursuant to which any amounts may become payable by Foglight or the

Surviving Corporation (whether currently or in the future) to current or former officers, directors or employees of Foglight or others as a result of or in connection with the Merger, including any termination of employment relating to or within one year following the Merger.

        3.28 Workers' Compensation. There are no pending material claims against Foglight under any workers' compensation plan or policy or for long-term disability.

        3.29 Year 2000 Compliant. All software designed, manufactured and distributed by Foglight (including, without limitation, all software imbedded therein and all software upon which such software is substantially dependent) is Year 2000 Compliant, and, to Foglight's knowledge, all other software used by Foglight in the ordinary course of its business is Year 2000 Compliant. "Year 2000 Compliant" shall mean that the information technology is designed to be used prior to, during and after the calendar year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.

        3.30 Warranty Obligations. Section 3.30 of the Foglight Disclosure Schedule sets forth (a) a list of all forms of written warranties, guarantees and written warranty policies of Foglight in respect of any of Foglight's products and services, which are currently in effect (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (b) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of Foglight, threatened dispute and (c) the experience of Foglight with respect to warranties, guarantees and warranty policies of or relating to the Company's products and services. True and correct copies of the Warranty Obligations have been delivered to Quest prior to the execution of this Agreement. There have not been any material deviations from the Warranty Obligations, and salespersons, employees and agents of Foglight are not authorized to undertake obligations to any customer or other person in excess of such Warranty Obligations. The balance sheet included in the Financial Statements reflects adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, or sold by the Company (x) are and were free from material defects in construction and design and (y) satisfy any and all contract or other specifications related thereto to the extent stated in writing in such contracts or specifications, in each case, in all material respects.

        3.31 Foglight Action. The Board of Directors of Foglight, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Foglight and its stockholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to its stockholders for their approval and resolved to recommend that Foglight stockholders vote in favor of the approval of this Agreement and the Merger.

        3.32 [Intentionally Deleted.]

        3.33 Information Statement. The information supplied by Foglight for inclusion in the information statement to be sent to the stockholders of Foglight in connection with the meeting of Foglight stockholders to consider the Merger (the "Foglight Stockholders Meeting") or in connection with any written consent of stockholders of Foglight (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information Statement is first mailed to Foglight stockholders, at the time of the Foglight Stockholders Meeting, or written consent of stockholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Foglight which should be set forth in an amendment to the Information Statement, Foglight shall promptly inform Quest and Sub and shall communicate such information to the Foglight stockholders in an appropriate manner.

        3.34 Voting Agreement. The holders of more than 90% of the voting power of the capital stock of Foglight have agreed in writing to vote for approval of the Merger pursuant to the Voting Agreement attached hereto as Exhibit 3.31 ("Voting Agreement").

        3.35 Valid Transfer of Title to Assets. In connection with the spin-off of Foglight from Capital Technologies Integration Inc., a California corporation ("CapTech"), CapTech validly transferred to Foglight all rights, title and interests in and to the (i) RAPS Software, including, without limitation, all of its modules, libraries, source code, documentation, product plans, schedules, and all of the files, documentation, patents, copyrights and plans associated with such product and the other Intellectual Property Rights originally acquired from CapTech in the spin-off; (ii) inventory identified on the schedule attached to that certain Common and Preferred Stock Purchase Agreement and Assignment and Assumption of Assets and Liabilities (the "Spin-off Agreement"); and (iii) fixed assets identified on the schedule attached to the Spin-off Agreement.

        3.36 Cupertino National Bank Right. As of the Closing Date, Foglight shall not be obligated to issue any shares of its Series A Preferred Stock or any other Foglight Capital Stock to Cupertino National Bank under any written or unwritten agreement or contingent obligation whatsoever ("Cupertino Right").

        3.37 Disclosure. No statement (including the representations, warranties and covenants) by Foglight contained in this Agreement, the Foglight Disclosure Schedule, the other agreements, documents and applications to be entered into or filed in connection herewith, the exhibits and schedules attached hereto and any document, written statement or certificate furnished or to be furnished to Quest and its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF QUEST AND SUB

         Except as disclosed in the Quest disclosure schedule attached hereto (the "Quest Disclosure Schedule") or the Quest SEC Documents (as defined in
Section 4.6), Quest and Sub represent and warrant to Foglight as set forth below. The Quest Disclosure Schedule shall be arranged in sections corresponding to the specific numbered and lettered Section contained in this Agreement, but shall be deemed to cross-reference any other numbered or lettered Section.

         4.1 Organization and Standing; Articles and Certificate of Incorporation and Bylaws. Each of Quest and Sub is a corporation duly organized and validly existing under and is in good standing under the laws of the States of California and Delaware, respectively. Each of Quest and Sub has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Each of Quest and Sub is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of Quest and Sub taken as a whole. Each of Quest and Sub has furnished Foglight with copies of its Articles of Incorporation and Certificate of Incorporation, respectively, and its respective Bylaws. Said copies are true, correct and complete and contain all amendments through the Closing Date. Neither Quest nor Sub is in violation of any material provision of its Articles of Incorporation or Bylaws.

         4.2 Capitalization. The authorized capital stock of Quest consists of 75,000,000 shares of Common Stock, no par value, of which 38,800,037 shares were issued and outstanding as of October 31, 1999 and 5,000,000 shares of Preferred Stock, no par value, none of which are issued and outstanding. The Merger Shares issuable in connection with the Merger have been duly authorized, and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. Except as disclosed in Section 4.2 of the Quest Disclosure Schedule, as of October 31, 1999, there were no options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any shares of Quest Common Stock or any securities convertible into or exchangeable for any shares of Quest Common Stock, other than as contemplated by this Agreement.

         4.3 Authorization. All corporate action on the part of each of Quest and Sub, and their respective directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and all other agreements to be entered into in connection herewith by Quest and Sub, and the performance of the respective obligations of Quest and Sub hereunder and thereunder has been taken or will be taken prior to the Closing Date. This Agreement and all other agreements to be entered into in connection herewith constitute the valid and binding obligations of each of Quest and Sub, as the case may be, enforceable in accordance with their respective terms, except that such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.4 Compliance with Other Instruments. The execution and delivery of this Agreement and all other agreements to be entered into in connection herewith and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of any law, rule, regulation, judgment, order, decree or ordinance applicable to Quest or Sub or their respective properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, under (i) any provision of the Bylaws or Articles or Certificate of Incorporation of Quest and Sub, respectively; or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Quest or Sub is a party or by which Quest or Sub or their respective properties or assets may be bound or affected.

         4.5 Governmental Consent, etc. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Quest or Sub in connection with the execution and delivery of this Agreement or the consummation by Quest and Sub of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger and any other appropriate documentation with the Delaware Secretary of State; (ii) such consents, approvals, orders, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Quest Common Stock pursuant to the Merger; and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country which if not obtained or made would not have a material adverse effect on Quest.

         4.6 SEC Documents; Quest Financial Statements. Quest has furnished Foglight with a true and complete copy of its final Prospectus dated August 13, 1999 filed by Quest with the United States Securities and Exchange Commission ("SEC") as part of its Form S-1 in connection with its initial public offering and will furnish Foglight with its Form 10-Q for the quarter ended September 30, 1999 (together, the "Quest SEC Documents"). As of their filing dates, the Quest SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed report with the SEC. The financial statements of Quest included in the Quest SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied and fairly present the financial position of Quest at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Quest's accounting policies except as described in the notes to the financial statements contained in the Quest SEC Documents.

         4.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or to the knowledge of Quest, threatened, against Quest or Sub which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                   ARTICLE V
                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                              ADDITIONAL AGREEMENTS

         During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time (except as otherwise provided herein), the parties hereto agree that:

         5.1 Conduct of Business of Foglight. Foglight shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, vendors, licensors and licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Foglight shall promptly notify Quest of any event or occurrence not in the ordinary course of business of Foglight, and any event of which Foglight is aware which reasonably would be expected to have a Material Adverse Effect on Foglight (even if the likelihood of such event has previously been disclosed or could result from any item set forth in the Foglight Disclosure Schedule). Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or disclosed in the Foglight Disclosure Schedule, Foglight shall not, without the prior written consent of Quest:

             (a) Accelerate, amend or change the period of exercisability or the vesting schedule of any options, warrants or rights to purchase the capital stock of Foglight or authorize cash payments in exchange for any such options;

             (b) Enter into any commitment or transaction exceeding $25,000 in amount or value;

             (c) Grant any severance or termination pay to any director, officer, employee or consultant;

             (d) Transfer to any person or entity any rights to Foglight's Intellectual Property Rights, except for customer licenses entered into in the ordinary course of business consistent with past practice;

             (e) Enter into or amend any agreements pursuant to which any other party is granted marketing, advertising or other similar rights of any type or scope with respect to any products or services of Foglight;

             (f) Amend or otherwise modify the terms of any of the Contracts or Permits;

             (g) Commence a lawsuit other than for the routine collection of bills or for breach of this Agreement;

             (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to Foglight;

             (i) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating Foglight to issue any such shares of capital stock or other convertible securities, other than upon the exercise of options outstanding on the date hereof and other than the issuance of options to purchase up to 127,694 shares of Foglight Common Stock (the "127,694 Option Shares") pursuant to the Foglight Option Plan (as defined in Section 5.12);

             (j) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

             (k) Acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of Foglight taken as a whole;

             (l) Sell, lease, license or otherwise dispose of any of Foglight's properties or assets, except for customer licenses entered into in the ordinary course of business consistent with past practice;

             (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than the indebtedness under the Promissory Note;

             (n) Adopt, amend or terminate any employee benefit plans, programs, policies or other arrangements, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under Foglight's normal employee review cycle, or in connection with the hiring of employees other than officers in the ordinary course of business, or accrue any additional bonuses or deferred compensation, in all cases consistent with past practice;

             (o) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

             (p) Pay, discharge or satisfy in an amount in excess of $10,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of obligations in the ordinary course of business or liabilities reflected or reserved against in Foglight's Financial Statements or as specifically contemplated by this Agreement;

             (q) Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method other than in the ordinary course of business and consistent with past practice, change any material tax accounting method, file any material tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any tax claim or assessment;

             (r) Engage in any activities or transactions that are outside the ordinary course of its business;

             (s) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

             (t) Waive or commit to waive any rights with a value in excess of $25,000, or forgive any indebtedness owed to Foglight;

             (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

             (v) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which Foglight directly or indirectly holds any interest on the date hereof;

             (w) Enter into any transactions with its officers, directors or stockholders or their affiliates; or

             (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (w) above.

         5.2 Access to Information. Foglight shall afford Quest and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Foglight's properties, books, contracts, commitments and records; and (ii) all other information concerning the business, properties and personnel of Foglight as Quest may reasonably request. Without limiting the generality of the foregoing, Foglight shall facilitate any contacts with Foglight's customers that Quest may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. All information gained in such investigation will be kept confidential, except for such information required to be disclosed by court order or decree in compliance with applicable law; provided, that the disclosing party is given notice and an opportunity to seek a protective order or other confidential treatment prior to any such disclosure or that is otherwise in the public domain.

         5.3 Other Negotiations; Promissory Note. Unless and until this Agreement shall have been terminated pursuant to Section 7.1 hereof, Foglight will not, directly or indirectly, (and it will ensure that its officers, directors, employees, affiliates and legal, accounting and financial advisors do not on its behalf) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than negotiations with Quest) regarding any acquisition of Foglight, any merger or consolidation with or involving Foglight, or any acquisition of a portion of the stock or assets of Foglight. Foglight agrees that any negotiations referred to in this Section 5.3 (other than negotiations with Quest) in progress as of the date hereof will be suspended during the period referred to above and that, in no event will Foglight accept or enter into an agreement with any such third party regarding matters contemplated herein during such period. Foglight represents and warrants that it has the legal right to terminate or suspend any such pending negotiations with third parties. Foglight will notify Quest immediately after receipt by Foglight (or any of its officers, directors, employees, stockholders, affiliates or advisors) of any unsolicited proposal for, or inquiry respecting, any third party acquisition transaction or any request for nonpublic information in connection with such a proposal or inquiry or for access to the properties, books or records of Foglight by any person or entity that informs Foglight that it is considering making, or has made, such a proposal or inquiry. Such notice to Quest will be made orally and in writing and will indicate in reasonable detail the identity of the person making the proposal or inquiry and the terms and conditions of such proposal or inquiry.

         5.4 Breach of Representations and Warranties. In the event of and promptly after becoming aware of the occurrence or pending or threatened occurrence of any event which would cause their respective representations and warranties not to be true and correct, each party shall give detailed notice thereof to the other.

         5.5 Brokerage Fee and Excess Transaction Expenses and Excess Liabilities. Whether or not the Merger is consummated, all costs and expenses related to the Merger and this Agreement incurred by a party hereto shall be the obligation of the respective party incurring such costs and expenses; provided, that, if the Merger is consummated, (i) Foglight agrees to cause the brokerage commission of Sequoia Partners not to exceed $2,400,000 (the "Brokerage Fee"), and (ii) the Excess Transaction Expenses and Excess Liabilities shall reduce the Aggregate Number of Quest Shares issuable in the Merger as set forth in Section 2.1(b)(i).

         5.6 Public Announcements. The parties shall make no public announcement concerning this Agreement or the matters contemplated herein, their discussions or any other memoranda, letters or agreements between the parties relating to the matters contemplated herein without the prior consent of the other party; provided, that the parties may at any time make disclosure if it is advised by independent counsel that such disclosure is required under applicable law or regulatory authority. Except as permitted by the preceding proviso, under no circumstances will the parties (or any of their respective officers, directors, employees or affiliates) discuss or disclose the existence or terms of this Agreement with or to any third party other than such legal, accounting and financial advisors of such parties who have a need to know such information.

         5.7 Escrow Agreement. At the Effective Time, Foglight, on behalf of its stockholders, shall cause the Stockholders' Agent (as defined in Section 8.6 below) to execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as Exhibit 5.7 ("Escrow Agreement").

         5.8 FIRPTA. Foglight shall, prior to the Closing Date, provide Quest with a properly executed Foreign Investment and Real Property Tax Act of 1980 Notification Letter, in form and substance satisfactory to Quest, which states that shares of common stock of Foglight do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Quest's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Foglight shall have provided to Quest, as agent for Foglight, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Quest to deliver such notice form to the Internal Revenue Service on behalf of Foglight upon the Closing of the Merger.

         5.9 Regulatory Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, Quest and Foglight shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under all applicable federal securities laws and applicable Blue Sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

         5.10 NMS Listing. Quest shall authorize for listing on the Nasdaq National Market the shares of Quest Common Stock to be issued in the Merger upon official notice of issuance.

         5.11 Preparation of Information Statement; Foglight Board Recommendation. As soon as practicable after the execution of this Agreement, Foglight shall prepare, with the cooperation of Quest, the Information Statement to be distributed to the stockholders of Foglight to solicit approval of this Agreement, the Merger and the other transactions contemplated hereby and Foglight shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon such approval. The Information Statement shall also constitute a disclosure document for the offer and sale of the shares of Quest Common Stock to be received by the holders of Foglight Capital Stock and Foglight Rights in the Merger. Each of Quest and Foglight agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Foglight will promptly advise Quest, and Quest will promptly advise Foglight, in writing if at any time prior to the Effective Time either Foglight or Quest shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Foglight that the Foglight stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Foglight.

         5.12 Stock Options.

              (a) At the Effective Time, each issued and outstanding option to purchase Foglight Common Stock ("Foglight Stock Option") under (i) the Foglight 1998 Stock Option Plan (the "Foglight Option Plan") and (ii) the Option Agreement dated January 13, 1999, reflecting the right to purchase up to 5,289 shares of Foglight Common Stock, will be assumed by Quest, whether vested or unvested. Each Foglight Stock Option so assumed by Quest shall continue to have, and be subject to, the same terms and conditions set forth in the agreement evidencing such option immediately prior to the Effective Time, except that (i) such Foglight Stock Option shall be exercisable (when vested) solely and exclusively for that number of whole shares of Quest Common Stock equal to the product of the number of shares of Foglight Common Stock that were issuable upon the exercise of the Foglight Stock Option immediately prior to the Effective Time, multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Quest Common Stock, (ii) the per share exercise price payable upon the exercise of such assumed Foglight Stock Option shall be equal to the quotient determined by dividing the exercise price per share of Foglight Common Stock in effect under the Foglight Stock Option immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, and
(iii) there shall be no right to receive any cash payments or other cash consideration upon the exercise of the assumed Foglight Stock Option. Unless otherwise agreed to in writing by Quest, there shall be no acceleration of the vesting of any Foglight Stock Option that is assumed in connection with this
Section 5.12. Quest shall make such assumption in such manner that (i) Quest is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Foglight Stock Option, Quest would be such a corporation were Section 424 of the Code applicable to such Foglight Stock Option; and, after the Effective Time, all references to Foglight in any Foglight Option Plan and the applicable stock option agreements shall be deemed to refer to Quest as issuer and Quest as the employer of the holders of Foglight Stock Options, as applicable.

             (b) Within 30 days after the Effective Time, Quest shall issue to each holder of an outstanding Foglight Stock Option a document evidencing the foregoing assumption of such Foglight Stock Option by Quest.

             (c) Quest shall file a registration statement on Form S-8 for the shares of Quest Common Stock issuable with respect to assumed Foglight Stock Options no later than 30 days after the Effective Date.

        5.13 Consents of PriceWaterhouseCoopers. Foglight shall use reasonable efforts to cause PriceWaterhouseCoopers to deliver, on a timely basis, all necessary consents to the inclusion of the Financial Statements in all filings of Quest with the SEC.

        5.14 Consents. Each of Quest and Foglight shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents, waivers and approvals required to be obtained by it for the consummation of the Merger. Foglight shall use its best efforts to obtain the approval of its stockholders of this Agreement and the Merger.

        5.15 Best Efforts. Quest and Foglight shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

        5.16 Employment Agreements. Foglight shall, on the date hereof, cause the Key Foglight Employees (as defined in Section 6.2(e)) to execute and deliver a copy of each of their respective employment agreements in a form reasonably acceptable to Quest and each Key Foglight Employee.

        5.17 Employment; Quest Employee Benefit Plans and Quest Option Grants.

             (a) Employees of Foglight who are offered employment by Quest (which determination shall be at Quest's sole and exclusive discretion) from and after the Effective Time shall be offered such employment on terms determined by Quest, subject only to the obligations of this Section 5.17. Individuals who become employed by Quest from and after the Effective Time as provided in this
Section 5.17(a) shall be referred to herein as "Affected Employees." Nothing contained herein shall be construed or deemed to limit the ability of either Foglight or Quest or any other entity from terminating the employment either before or after the Effective Time of any such Affected Employee.

             (b) Each Affected Employee will be eligible to participate in the benefit programs, plans, arrangements, payroll practices (including vacation or paid time off entitlement) offered to similarly situated employees by Quest (the "Quest Employee Benefit Plans") pursuant to the terms of each such Quest Employee Benefit Plan, or in the absence of a written plan, in accordance with the regularly established policies or procedures of Quest.

             (c) Quest will recognize the employment service of each Affected Employee with Foglight prior to the Effective Time for purposes of eligibility (but not benefit accrual or vesting) under any Quest Employee Benefit Plan.

             (d) Quest will grant options to purchase up to 235,000 shares of Quest Common Stock to the Affected Employees within 90 days of the Closing Date (the "Affected Employee Options"). The exercise price, vesting schedule and other terms of the Affected Employee Options, including, without limitation, whether such Options will be issued under the Quest 1999 Stock Incentive Plan, shall be determined by Quest in its sole discretion.

        5.18 Tax Consequences. It is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations. Each of Foglight, Quest and Sub will use its reasonable best efforts to cause the Merger to qualify as, and will not (either before or after the Closing Date) take any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and will use its reasonable best efforts to timely satisfy, or cause to be timely satisfied, all applicable tax reporting and filing requirements contained in the Code and U.S. Treasury Regulations with respect to the Merger.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

             (a) Statutes. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal; (ii) prohibit Quest's ownership or operation of all or a material portion of the business or assets of Foglight or Quest, or compel Quest or Foglight to dispose of or hold separate all or a material portion of the business or assets of Foglight or Quest as a result of the Merger; or (iii) render Quest, Sub or Foglight unable to consummate the Merger.

             (b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court or other governmental entity and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking relief against Foglight or Quest if the Merger is consummated, shall be pending which, in the good faith judgment of Foglight's or Quest's Board of Directors (acting upon the written opinion of outside counsel) has a reasonable probability of resulting in such order, injunction or relief and such relief would have a Material Adverse Effect on Quest. In the event any such order or injunction shall have been issued, each party agrees to use its best efforts to have any such injunction lifted.

             (c) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger or affecting Quest's ownership of Foglight or any of its properties if failure to make such filing or obtain such approval would not be materially adverse to Quest or Foglight.

             (d) Nasdaq. The shares of Quest Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

             (e) Tax Opinions. Quest and Foglight shall each have received a written opinion from its respective counsel dated as of the Closing Date to the effect that the Merger will be treated for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. Such counsel may rely on reasonable assumptions as well as representations of Quest and Foglight for the purpose of rendering such opinion.

             (f) California Permit. The shares of Quest Common Stock to be issued in the Merger shall have been qualified under the California Securities Law of 1968, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law.

         6.2 Conditions of Obligations of Quest and Sub. The obligations of Quest and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by Quest and Sub:

             (a) Representations and Warranties. The representations and warranties of Foglight set forth in this Agreement as modified by the Foglight Disclosure Schedule shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) (i) as of the date of this Agreement and (ii) as of the Closing Date, as though made on and as of each such date, except as otherwise permitted by this Agreement, and Quest shall have received a certificate signed by the Chief Executive Officer of Foglight to such effect on and dated the Closing Date.

             (b) No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to Foglight from the date hereof through the Closing Date, and Quest shall have received a certificate signed by the Chief Executive Officer of Foglight to such effect on and dated the Closing Date; provided, that the occurrence of one or more events described specifically in the Foglight Disclosure Schedule will not be deemed to result in any Material Adverse Effect.

             (c) Performance of Obligations. Foglight shall have performed all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date, and Quest shall have received a certificate signed by the Chief Executive Officer of Foglight to such effect with respect to Foglight on and dated the Closing Date.

             (d) Opinion of Foglight's Counsel. Quest shall have received an opinion on and dated the Closing Date from Venture Law Group, counsel to Foglight, in form and substance reasonably satisfactory to Quest and its counsel.

             (e) Employment Agreements. The individuals identified on Section 6.2(e) of the Quest Disclosure Schedule (the "Key Foglight Employees") and Mr. Gal Bar-Or shall be employed by Quest at the Closing and none of such persons shall have given any notice or other indication that such person will not continue to be willing to be employed by Quest following the Merger.

             (f) Consents. Quest shall have received duly executed copies of all consents of third parties (other than governmental entities) required by Foglight to consummate the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Quest.

             (g) Noncompetition Agreements. Quest shall have received Noncompetition Agreements in the form attached hereto as Exhibit 6.2(g) executed by each of the Key Foglight Employees and Mr. Gal Bar-Or.

             (h) Dissenter's Rights. Holders of not more than five percent of the Foglight Capital Stock as of the Closing shall have elected to exercise appraisal rights under the DGCL with respect to the Merger.

             (i) Secretary's Certificate. Foglight shall have delivered to Quest a certificate of its Secretary certifying as to:

                 (i) Resolutions of its stockholders and Board of Directors authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all other agreements, documents and transactions contemplated hereby; and

                 (ii) The incumbency of its officers executing this Agreement and all other agreements and documents contemplated hereby.

             (j) Escrow Agreement. The Stockholders' Agent shall have executed the Escrow Agreement.

             (k) Stockholder Approval. The Merger shall have been duly approved by the requisite votes of Foglight's stockholders in accordance with the DGCL.

             (l) Board and Officer Resignations. Foglight shall have received written letters of resignation from each of the then-current members of the Foglight Board of Directors and from each of the then-current officers of Foglight.

             (m) Exercise of Foglight Warrants. The holders of each of the issued and outstanding Foglight Warrants shall have taken all necessary action to cause the exercise of all of such warrants in full and Foglight shall have issued all of the shares of Foglight Capital Stock underlying such warrants; thereafter, all such Foglight Warrants shall be terminated.

             (n) Cupertino Right. Any Cupertino Right existing immediately prior to the Effective Time shall be terminated without any obligation of Quest, the Surviving Corporation or any other party.

         6.3 Conditions of Obligations of Foglight. The obligation of Foglight to effect the Merger is subject to the satisfaction of the following conditions unless waived in writing by Foglight:

             (a) Representations and Warranties. The representations and warranties of Quest and Sub set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) (i) as of the date of this Agreement; and (ii) as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and Foglight shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Quest to such effect on and dated the Closing Date.

             (b) Performance of Obligations of Quest and Sub. Quest and Sub shall have performed all obligations and covenants required to be performed by them under this Agreement and the Merger Agreement prior to the Closing Date, and Foglight shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Quest to such effect with respect to Quest and Sub on and dated the Closing Date.

             (c) Opinion of Quest's Counsel. Foglight shall have received an opinion on and dated the Closing Date of Brobeck, Phleger & Harrison LLP, counsel to Quest, in form and substance reasonably satisfactory to Foglight and its counsel.

             (d) Secretary's Certificate. Each of Quest and Sub shall have delivered to Foglight a certificate of its Secretary certifying:

                 (i) Resolutions of its shareholders, if necessary, and its Board of Directors authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all other agreements, documents and transactions contemplated hereby; and

                 (ii) The incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby.

                                  ARTICLE VII
                                  TERMINATION

         7.1 Termination.

             (a) This Agreement may be terminated at any time prior to the Effective Time:

                 (i) by mutual written agreement of Quest and Foglight;

                 (ii) by Quest (provided Quest is not in material breach of this Agreement), if there has been a breach by Foglight of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Foglight which is material and which Foglight fails to cure within ten business days after notice thereof is given by Quest (except that no cure period shall be provided for a breach by Foglight or the Stockholders which by its nature cannot be cured);

                 (iii) by Quest if the Board of Directors of Foglight amends, withholds or withdraws its recommendation of the Merger (provided Quest is not in material breach of this Agreement);

                 (iv) by Foglight (provided Foglight is not in material breach of this Agreement), if there has been a breach by Quest or Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Quest or Sub which is material and which Quest or Sub, as the case may be, fails to cure within ten business days after notice thereof is given by Foglight (except that no cure period shall be provided for a breach by Quest or Sub which by its nature cannot be cured);

                 (v) by Quest, by giving written notice to Foglight, if the Closing shall not have occurred on or before January 31, 1999 by reason of the failure of any condition precedent under Section 6.1 and 6.2 (unless the failure results primarily from a breach by Quest of any representation, warranty, or covenant of Quest contained in this Agreement or Quest's failure to fulfill a condition precedent to Closing or other default);

                 (vi) by Foglight, by giving written notice to Quest, if the Closing shall not have occurred on or before January 31, 1999 by reason of the failure of any condition precedent under Section 6.1 and 6.3 (unless the failure results primarily from a breach by Foglight of any representation, warranty, or covenant of Foglight contained in this Agreement or Foglight's failure to fulfill a condition precedent to Closing or other default); or

                 (vii) by Quest or Foglight if (A) any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and nonappealable; or (B) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would make consummation of the Merger illegal or which would prohibit Quest's or the Surviving Corporation's ownership or operation of all or a material portion of the business of Foglight, or compel Quest or the Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of Foglight or Quest or the Surviving Corporation as a result of the Merger.

         (b) Where action is taken to terminate this Agreement pursuant to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party authorized to take such action.

         (c) If either Quest or Foglight terminates this Agreement pursuant to this Section 7.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for breach of this Agreement); provided, that the agreements contained in Sections 5.5, 5.6, 7.1(c), 9.7, 9.8, 9.13, 9.14 and 9.15 hereof shall survive.

                                  ARTICLE VIII
                         INDEMNIFICATION AND ESCROW FUND

         8.1 Indemnity and Escrow Fund. From and after the Effective Time and subject to the limitations contained in this Article VIII, the Former Foglight Stockholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold harmless Quest and the Surviving Corporation in respect of any and all Damages (as defined below) that Quest or the Surviving Corporation incur by reason of any Indemnifiable Items (as defined below). To secure performance of such indemnification obligations, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with and registered in the name of an escrow agent reasonably acceptable to Foglight and Quest (the "Escrow Agent"), such deposit to constitute the escrow fund (the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Quest and the Surviving Corporation for any loss, expense, liability or other damage, including, without limitation, reasonable attorneys' fees, accountants' fees, and all other reasonable costs and expenses of litigation, investigation, defense or settlement of claims (including costs of all appeals related thereto) or threats thereof and amounts paid in settlement to the extent of the amount of such loss, expense, liability or other damage (collectively, "Damages") that Quest and the Surviving Corporation incur by reason of (i) the breach or alleged breach by Foglight of any representation, warranty, covenant or agreement of Foglight contained herein; and (ii) any of the matters set forth in Exhibit 8.1 hereto (collectively, (i) and (ii) shall be referred to as "Indemnifiable Items"). Nothing contained in this Article VIII shall limit the liability (i) of Foglight for any breach of any representation, warranty or covenant if the Closing is not consummated; or (ii) of any stockholder of Foglight in connection with any breach by such stockholder of the Voting Agreement.

         8.2 Escrow Period. The "Escrow Period" shall commence on the Closing Date and terminate at the expiration of nine (9) months following the Closing Date; provided, that a portion of the Escrow Fund, which, in the reasonable judgment of Quest, subject to the objection of the Stockholders' Agent (defined in Section 8.6 below) and the subsequent resolution or arbitration of the matter in the manner provided in Section 8.5, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined in Section 8.3(a) below) theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing at or prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

         8.3 Claims Upon Escrow Fund.

             (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate of Quest (an "Officer's Certificate") specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the Indemnifiable Item, the Escrow Agent shall, subject to the provisions of Section 8.4 hereof, deliver to Quest out of the Escrow Fund, as promptly as practicable, Quest Common Stock or other assets held in the Escrow Fund having a value equal to such Damages.

             (b) For the purpose of compensating Quest for its Damages from the Escrow Fund, Quest Common Stock in the Escrow Fund shall be valued at the average of the closing prices of the Common Stock of Quest, as reported by the Nasdaq National Market over the period of five trading days ending on the trading day preceding the date on which Quest Common Stock is delivered by the Escrow Agent to Quest. As an alternative, any Former Foglight Stockholder shall have the right to satisfy such Stockholder's portion of any Damages with cash instead of with shares of Quest Common Stock from the Escrow Fund.

         8.4 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent and for a period of 15 days after such delivery, the Escrow Agent shall make no delivery of Quest Common Stock or other property pursuant to Section 8.3 hereof unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such 15-day period, the Escrow Agent shall make delivery of Quest Common Stock or other property in the Escrow Fund in accordance with Section 8.3 hereof; provided, that no such payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Quest prior to the expiration of such 15-day period.

         8.5 Attempt to Resolve Conflicts; Arbitration.

             (a) In case the Stockholders' Agent shall so object in writing to any claim or claims by Quest made in any Officer's Certificate or otherwise, Quest shall have 30 days to respond in a written statement to the objection of the Stockholders' Agent. If after such 30-day period there remains a dispute as to any claims, the Stockholders' Agent and Quest shall attempt in good faith for 30 days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Quest should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall, if a claim is being made against the Escrow Fund, be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute Quest Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

             (b) If no such agreement can be reached after good faith negotiation, either Quest or the Stockholders' Agent may, by written notice to the other, demand binding arbitration of the matter unless the Damages are at issue in pending litigation with a third party. If the Damages are at issue in pending litigation, then the arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within 15 days after such written notice is sent, Quest and the Stockholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

             (c) Any such arbitration shall be held in the County of Orange, California under the commercial rules then in effect of the American Arbitration Association. The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in any appropriate court in the County of Orange, California and in connection with such action to compel the laws of the State of California to control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

             (d) If a dispute is submitted for arbitration as provided in this
Section 8.5, the Escrow Agent shall continue to hold Escrow Shares in the Escrow Fund having a value sufficient to cover the Damages related to such dispute (the "Contested Damages") (but only to the extent that there are Escrow Shares remaining in the Escrow Fund) until: (i) delivery of a copy of a settlement agreement executed by Quest and the Stockholders' Agent setting forth instructions to the Escrow Agent as to the release of such Escrow Shares that shall be made with respect to the Contested Damages; (ii) delivery of a copy of the final decision of the arbitrators setting forth instructions to the Escrow Agent as to the release of Escrow Shares that shall be made with respect to the Contested Damages; or (iii) receipt of a court order or judgment directing the Escrow Agent to act with respect to the distribution of any Escrow Shares. The Escrow Agent shall thereupon release the Escrow Shares from the Escrow Fund (to the extent Escrow Shares are then held in the Escrow Fund) in accordance with such settlement agreement, arbitrator's instructions, court order or judgment, as applicable. If any controversy arises involving any party to this Agreement (other than the Escrow Agent) concerning the subject matter of this Agreement, including Contested Damages, the Escrow Agent will not be required to resolve the controversy.

         8.6 Stockholders' Agent.

             (a) Dan Callahan shall be constituted and appointed as agent ("Stockholders' Agent") for and on behalf of the Foglight stockholders to give and receive notices and communications, to authorize delivery to Quest of Quest Common Stock or other property from the Escrow Fund in satisfaction of claims by Quest, to settle any other claims for indemnification, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Quest. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for its services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Foglight stockholders.

             (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Foglight stockholders shall severally indemnify the Stockholders' Agent and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of its duties hereunder.

             (c) The Stockholders' Agent shall have reasonable access to information about Foglight and the reasonable assistance of Foglight's officers and employees for purposes of performing its duties and exercising its rights hereunder; provided, that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Foglight to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         8.7 Actions of the Stockholders' Agent. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all Foglight stockholders for whom shares of Quest Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Foglight stockholder, and the Escrow Agent and Quest may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Foglight stockholder. The Escrow Agent and Quest are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

         8.8 Third-Party Claims. In the event that a third party asserts or threatens a claim which Quest believes may result in a demand against the Escrow Fund, Quest shall notify the Stockholders' Agent of such claim, and the Stockholders' Agent on behalf of the Foglight stockholders for whom shares of Quest Common Stock otherwise issuable or payable to them are deposited in the Escrow Fund shall be entitled, at such stockholders' expense, to participate in any defense of such claim. Unless the Stockholder's Agent elects to assume such defense (with counsel reasonably acceptable to Quest, and, provided, that the Stockholder's Agent has the reasonable means to put on such a defense), Quest shall have the right to settle any such claim (with its own counsel); provided, that Quest may not effect the settlement of any such claim without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent and the Former Foglight Stockholders shall have no power or authority to object under Section 8.4 or any other provision of this Article VIII to the amount of any claim by Quest against the Escrow Fund for indemnity with respect to such settlement.

         8.9 Limitations.

             (a) Notwithstanding anything else set forth herein, Quest and the Surviving Corporation may not receive any Escrow Shares from the Escrow Fund and shall not otherwise be entitled to any indemnification under this Article VIII unless and until an Officer's Certificate or Certificates identifying Damages of at least an amount equal to the sum of $50,000, in the aggregate has or have been delivered to the Escrow Agent and Stockholders' Agent as provided in Sections 8.3 and 8.4, in which case Quest shall be entitled to receive Escrow Shares equal in value to the full amount of any and all Damages. In determining the amount of Damages, any materiality statement contained in any representation, warranty or consent of Foglight shall be disregarded.

             (b) Notwithstanding anything else set forth herein, Quest and the Surviving Corporation shall not be compensated from the Escrow Fund or otherwise in respect of any Damages that are covered by insurance proceeds from insurance owned and paid for by Foglight prior to the Effective Time to the extent that Quest and/or such other persons actually receive such insurance proceeds to cover such Damages from such insurance (including all costs and expenses incurred in pursuing and collecting such insurance proceeds).

             (c) The parties hereto understand and agree that the indemnity obligations of the Former Foglight Stockholders under this Article VIII shall terminate nine months from the Closing Date, except insofar as a claim for indemnification under this Article VIII has been asserted and such claim has not been resolved in accordance with the terms of this Agreement. Nothing herein shall limit Quest's or the Surviving Corporation's rights to seek recourse against any person or entity for claims based on fraud.

         8.10 Exclusivity. The rights of Quest and the Surviving Corporation under this Article VIII and the Escrow Agreement shall be the exclusive remedy of such parties with respect to the Indemnifiable Items, except with respect to claims based on fraud.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and shall terminate nine months after the Closing Date.

         9.2 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of the Merger by the stockholders of Foglight; provided, that following approval of the Merger by the stockholders of Foglight, no amendment shall be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.3 Extension; Waiver. At any time prior to the Effective Time, each of Foglight and Quest, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         9.4 Notices and Consents. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (including by overnight delivery service) or mailed by registered or certified mail (return receipt requested) or sent by facsimile (with receipt confirmed), to the parties at the following addresses or facsimile number (or at such other address for a party as shall be specified by like notice):

             (a) if to Quest or Sub to:

                 Quest Software, Inc.
                 8001 Irvine Center Drive
                 Irvine, CA  92618
                 Attn:  President
                 Telephone No.: (949)  754-8000
                 Facsimile No.: (949) 754-8999

                 with a copy to:

                 Brobeck, Phleger & Harrison LLP
                 38 Technology Drive
                 Irvine, CA  92618
                 Attn:  Greg T. Williams, Esq.
                 Telephone No.: (949) 790-6300
                 Facsimile No.: (949) 790-6301

             (b) if to Foglight to:

                 Foglight Software, Inc.
                 4473 Willow Road, Suite 200
                 Pleasanton, CA 94588
                 Attn:  Daniel Callahan
                 Telephone No.: (925) 737-4000
                 Facsimile No.: (925) 737-4001

                 with a copy to:

                 Venture Law Group
                 2800 Sand Hill Road
                 Menlo Park, CA  94025
                 Attn:  Joshua L. Green, Esq.
                 Telephone No.: (650) 854-4488
                 Facsimile No.: (650) 233-8386

         9.5 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties delivered pursuant hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

         9.8 No Transfer. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.9 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         9.10 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         9.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         9.12 Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be solely between the parties to this Agreement.

         9.13 Mutual Drafting. This Agreement is the joint product of Quest and Foglight and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Quest and Foglight and shall not be construed for or against any party hereto.

         9.14 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         9.15 Specific Performance. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. EXCEPT WHERE THIS AGREEMENT SPECIFICALLY PROVIDES FOR ARBITRATION, IT IS AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

         IN WITNESS WHEREOF, Quest, Sub and Foglight have caused this Agreement to be signed, all as of the date first written above.


                                          QUEST SOFTWARE, INC.


                                          By: /s/ VINCENT C. SMITH
                                              ----------------------------------
                                          Name:   Vincent C. Smith
                                          Title:  Chief Executive Officer


                                          QUEST ACQUISITION CORPORATION II, INC.


                                          By: /s/ DAVID M. DOYLE
                                              ----------------------------------
                                          Name:   David M. Doyle
                                          Title:  President


                                          FOGLIGHT SOFTWARE, INC.


                                          By: /s/ DANIEL CALLAHAN
                                              ----------------------------------
                                          Name:   Daniel Callahan
                                          Title:  CEO

                                 AMENDMENT NO.1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1, dated as of December 7, 1999 (this "Amendment"), to the Agreement and Plan of Merger, dated as of November 10, 1999 (the "Merger Agreement"), by and among Quest Software, Inc. ("Quest"), a California corporation, Quest Acquisition Corporation II, Inc., a Delaware corporation and a wholly-owned subsidiary of Quest ("Sub"), and Foglight Software, Inc. a Delaware corporation ("Foglight"), is entered into among Quest, Sub and Foglight.

                                    RECITALS:

         WHEREAS, Quest, Sub and Foglight have previously entered into the Merger Agreement, which contemplates the acquisition of all of the outstanding equity interests in the Foglight by Quest by means of a merger of Sub with and into Foglight (the "Merger"); and

         WHEREAS, the parties to the Merger Agreement desire to amend certain terms of such agreement in the manner set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Quest, Sub and Foglight hereby agree as follows:

         1. The definition of "Excess Liabilities" in Section 2.1 of the Merger Agreement is hereby deleted in its entirety from the Merger Agreement and replaced with the following definition:

         "Excess Liabilities" means any and all liabilities for borrowed money and capital lease obligations of Foglight in excess of $3.5 million existing as of the Closing Date, including, without limitation, an amount equal to all outstanding principal and accrued and unpaid interest under the Promissory Notes as of the date immediately prior to the Closing Date, and the liabilities referred to in the line items on the September 30, 1999 Balance Sheet as "Leaseline-Short Term," "Notes Payable-Short Term," "Notes Payable-Long Term," and "Leaseline-Long Term," but excluding any Advances (as defined in Section 5.19) made by Quest to Foglight pursuant to Section 5.19 hereof."

         2. The language in subsection (a) of Section 3.2 of the Merger Agreement is hereby deleted in its entirety from the Merger Agreement and replaced with the following language:

            "(a) The authorized capital stock of Foglight consists of 16,600,000 shares of Common Stock, $0.001 par value per share, of which 5,503,592 shares are issued and outstanding; 710,029 shares of Series A Preferred Stock, $0.001 par value per share, of which 618,680 shares are issued and outstanding; 1,700,000 shares of Series B Preferred Stock, $0.001 par value per share, of which 1,238,390 shares are issued and outstanding; and 4,789,250 shares of Series C Preferred Stock, $0.001 par value per share, of which 2,500,000 shares are issued and outstanding. All of the Foglight Capital Stock is owned, beneficially and of record, only by the stockholders listed in Section 3.2(a) of the Foglight Disclosure Schedule, which lists the names, addresses and number of shares held by each stockholder. All of the outstanding Foglight Capital Stock has been duly authorized, validly issued and is fully paid and nonassessable and was issued in compliance with all federal and state securities laws (including, without limitation, any filing, notice, qualification or registration requirements with any federal or state authority). Other than as described in
Section 3.2(a) of the Foglight Disclosure Schedule, there are no options, warrants, calls, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights), written or oral, granted or issued by Foglight providing for the purchase, issuance, sale or pledge of any shares of capital stock of Foglight or any securities convertible into or exchangeable for any shares of Foglight Capital Stock (collectively, "Foglight Rights").
Section 3.2(a) of the Foglight Disclosure Schedule also contains a schedule listing each holder of a Foglight Right granted or issued by Foglight, the number of rights held by such holder and the number of shares reserved under all stock incentive plans of Foglight. All Foglight Rights issued or granted by Foglight were issued in compliance with all applicable federal and state securities laws. Except as set forth in Section 3.2(a) of the Foglight Disclosure Schedule, there are no obligations, contingent or otherwise, of Foglight to repurchase, redeem or otherwise acquire any shares of Foglight Capital Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Section 3.2(a) of the Foglight Disclosure Schedule reflecting the changes permitted by this Agreement between the date hereof and the Effective Time shall be delivered by Foglight to Quest on the Closing Date."

         3. The language in subsection (m) of Section 5.1 of the Merger Agreement is hereby deleted in its entirety from the Merger Agreement and replaced with the following language:

            "(m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than the indebtedness of the Promissory Notes or the Advances (as defined in Section 5.19)."

         4. The following language shall be added to the Merger Agreement as
Section 5.19 thereof, immediately following the end of the last sentence of
Section 5.18 of the Merger Agreement:

            "5.19 Advances. Subject to the terms and conditions set forth herein, Quest agrees to advance to Foglight from time to time pursuant to a promissory note in the form attached as Exhibit 5.19, during the period from December 14, 1999 and continuing until the earlier of the termination of this Agreement pursuant to Section 7.1 hereof and the Effective Time (the

"Advance Period"), such amounts as Foglight may reasonably request hereunder to fund the operations of Foglight during the Advance Period (subject to the restrictions contained in Section 5.1) (each such loan an "Advance" and collectively the "Advances"); provided, however, that the aggregate principal amount of each Advance shall not be less than Two Hundred and Fifty Thousand Dollars ($250,000) or more than Three Hundred Thousand Dollars ($300,000) and provided, further that the obligation to make any Advance is subject to the satisfaction of the following conditions, each in form and substance reasonably satisfactory to Quest:

                (a) Foglight shall request each Advance by delivering to Quest a written notice (the "Notice") at least five (5) business days prior to the date specified in such Notice that Foglight desires the Advance to be disbursed, which Notice shall specify that the Advance shall not, without the prior written consent of Quest, be used for any action by Foglight that is not authorized under the terms of Section 5.1 of this Agreement;

                (b) Foglight shall provide Quest with a reasonable opportunity to review the proposed uses of the Advance with Foglight management prior to the Advance Date (as defined below); and

                (c) Foglight shall not be in material breach of this Agreement at the time such Notice is delivered or on the Advance Date (as defined below).

Subject to the foregoing conditions, disbursements of any Advance shall be made by wire transfer to the account of Foglight before the close of business on the applicable Advance Date (as defined herein), which in no event shall be later than five (5) business days following Foglight's satisfaction of the above conditions (with each date of actual disbursement of the Advance referred to herein as an "Advance Date"); provided, however, that Quest shall not be deemed to be in default hereunder if it fails to make such Advance provided that it cures such failure within five (5) business days after written notice thereof by Foglight."

         5. The language in subsection (a)(v) of Section 7.1 of the Merger Agreement is hereby deleted in its entirety from the Merger Agreement and replaced with the following language:

            "(v) by Quest, by giving written notice to Foglight, if the Closing shall not have occurred on or before January 31, 2000 by reason of the failure of any condition precedent under Section 6.1 and 6.2 (unless the failure results primarily from a breach by Quest of any representation, warranty, or covenant of Quest contained in this Agreement or Quest's failure to fulfill a condition precedent to Closing or other default);"

         6. The language in subsection (a)(vi) of Section 7.1 of the Merger Agreement is hereby deleted in its entirety from the Merger Agreement and replaced with the following language:

            "(vi) by Foglight, by giving written notice to Quest, if the Closing shall not have occurred on or before January 31, 2000 by reason of the failure of any condition precedent under Section 6.1 and 6.3 (unless the failure results primarily from a breach by

         Foglight of any representation, warranty, or covenant of Foglight contained in this Agreement or Foglight's failure to fulfill a condition precedent to Closing or other default); or"

         7. All references in this Amendment to capitalized terms that are not otherwise defined shall be given the meanings ascribed to them in the Merger Agreement.

         8. Except as expressly stated in this Amendment, all of the remaining terms of the Merger Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, Quest, Sub and Foglight have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                          QUEST SOFTWARE, INC.


                                          By: /s/ JOHN J. LASKEY
                                              ----------------------------------
                                          Name:   John J. Laskey
                                          Title:  Chief Financial Officer


                                          QUEST ACQUISITION CORPORATION II, INC.


                                          By: /s/ JOHN J. LASKEY
                                              ----------------------------------
                                          Name:   John J. Laskey
                                          Title:  Chief Financial Officer


                                          FOGLIGHT SOFTWARE, INC.


                                          By: /s/ DANIEL CALLAHAN
                                              ----------------------------------
                                          Name:   Daniel Callahan
                                          Title:  CEO

                                  EXHIBIT 8.1

                         Additional Indemnifiable Items


         o Any Damages arising out of or related to the dissolution of Foglight's former subsidiary in the United Kingdom.

         o Any deferred compensation charge associated with the 127,694 Option Shares.

                                  EXHIBIT 5.19


                                 PROMISSORY NOTE

                                                       Dated: December ___, 1999

         FOR VALUE RECEIVED, the undersigned, Foglight Software, Inc. a Delaware corporation ("Obligor"), hereby promises to pay to the order of Quest Software, Inc., a California corporation ("Holder"), the principal amount equal to all sums advanced to Obligor hereunder, together with interest on the principal amount outstanding from time to time, computed at a rate of seven percent (7%) per annum. This Note is issued pursuant to Section 5.19 of that certain Agreement and Plan of Merger dated as of November 10, 1999 by and among Obligor, Holder and a wholly owned subsidiary of Holder, as amended by Amendment No. 1 thereto dated as of December __, 1999 (the "Merger Agreement"), and is subject to the terms and conditions of such Merger Agreement.

         All amounts so advanced hereon and all payments made on account of the principal hereof shall be recorded by Holder on Exhibit A hereto, which records shall be conclusive and binding on the Obligor; but the Holder's failure to record shall not release the Obligor from any of its obligations hereunder.

         All then outstanding principal and accrued interest thereon outstanding under the terms hereof shall be due and payable in full thirty days following termination of the Merger Agreement pursuant to Section 7.1 thereof. In addition, all principal and accrued and unpaid interest thereon outstanding under the terms hereof shall be due and payable on demand, at the option of Holder, upon the failure to perform any covenant contained in the Security Agreement (as defined below), which failure shall continue for more than ten
(10) days following notice thereof from Holder to Obligor.

         This Note shall be secured by all of the tangible and intangible property of Obligor. In order to evidence that security interest, Obligor has entered into that certain Security Agreement dated as of October 20, 1999 (the "Security Agreement"). Obligor acknowledges and agrees that this Note is issued subject to the Security Agreement and that the Holder is entitled to any and all remedies set forth in the Security Agreement in the event that the Obligor defaults on its obligations in this Note. Obligor also agrees to execute all reasonable financing statements in favor of Holder in order to allow Holder to perfect such security interest.

         Holder acknowledges that Comdisco Inc. and Phoenix Leasing currently hold a security interest on such assets and that any claims by Holder shall be secondary to any collection by these companies based upon any Promissory Notes executed prior to the date that the first advance is made by Holder to Obligor pursuant to Section 5.19 of the Merger Agreement and this Note.

         Obligor promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, and all expenses incurred by Holder, on account of any such collection efforts, whether or not suit is filed.

         Obligor expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind. This Note is to be governed by and construed in accordance with the laws of the State of California.


                                            FOGLIGHT SOFTWARE


                                            By:
                                                --------------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT A

----------------------------------------- --------------------------------------
             DATE OF ADVANCE                        AMOUNT OF ADVANCE
----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------

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